                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       FirstWorld Communications, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        FIRSTWORLD COMMUNICATIONS, INC.

                          NOTICE OF ANNUAL MEETING OF
                       STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Firstworld Communications, Inc.:

  Notice is hereby given that the Annual Meeting of the Stockholders of FirstWorld Communications, Inc. (the "Company"), will be held at 10:00 a.m.
(MDT) on Thursday, June 3, 1999 at the Hyatt Regency Tech Center, 7800 Tufts Avenue, Denver, CO 80237 for the following purposes:

    1. The election of seven directors of the Company for the ensuing year, to serve until the next Annual Meeting of Stockholders and until their respective successors shall be duly elected and qualified as follows:

      a. The present Board of Directors of the Company has nominated and recommends for election as the directors to be elected by the holders of Series A common stock, $.0001 par value per share (the "Series A Common Stock") and Series B common stock, $.0001 par value per share (the "Series B Common Stock"), voting together as a class, the following six persons:

            Donald L. Sturm   Sheldon S. Ohringer
            C. Kevin Garland  James O. Spitzenberger
            Melanie Sturm     Stephen R. Horn

      b. The present Board of Directors of the Company has nominated and recommends for election as the director to be elected by the holders of Series B Common Stock, voting separately as a class, the following person:

                  John C. Stiska

    2. A proposal to approve the adoption of The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. and the reservation of 5,000,000 shares of the Company's Series B Common Stock for issuance thereunder.

    3. A proposal to approve the adoption of the 1998 Stock Purchase Plan of FirstWorld Communications, Inc. and the reservation of 500,000 shares of Series B Common Stock thereunder.

    4. A proposal to approve the adoption of the FirstWorld Communications, Inc. Quarterly Bonus Program and the reservation of 200,000 shares of Series B Common Stock for issuance thereunder.

    5. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of such stockholders shall be open to the examination of any stockholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of FirstWorld Communications, Inc., 7100 E. Belleview Avenue, Suite 210, Greenwood Village, Colorado 80111.

  Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

  All stockholders are cordially invited to attend the Annual Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Jeffrey L. Dykes
                                       Senior Vice President, General Counsel
                                        and Secretary
Denver, Colorado
May 19, 1999

                        FIRSTWORLD COMMUNICATIONS, INC.
                      7100 E. Belleview Avenue, Suite 210
                       Greenwood Village, Colorado 80111

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS
                                 June 3, 1999

  The Board of Directors of FirstWorld Communications, Inc., a Delaware corporation (the "Company"), is soliciting the accompanying proxy card for use at the Annual Meeting of Stockholders of the Company to be held on June 3, 1999 (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being sent to holders of record on April 26, 1999 of the Series A Common Stock and the Series B Common Stock on May 19, 1999. Unless contrary instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted (i) for the election of the seven directors of the Company; (ii) for the approval of The 1999 Equity Incentive Plan of FirstWorld Communications, Inc.; (iii) for the approval of the 1998 Stock Purchase Plan of FirstWorld Communications, Inc.;
(iv) for the approval of the FirstWorld Communications, Inc. Quarterly Bonus Program; (v) to act upon such other matters as may properly come before the Annual Meeting. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, proxy cards received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof. The Board of Directors is not currently aware of any other matters proposed to be presented at the Annual Meeting. If any other proposal is properly presented, the persons named in the accompanying form of proxy will have discretionary authority to vote thereon in accordance with their best judgment.

  A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting, by executing a later Proxy or by attending the Annual Meeting and voting in person.

  Expenses related to the preparation and mailing of this Proxy Statement and accompanying notice of meeting and form of proxy are to be paid by the Company. Following the initial mailing of this Proxy Statement and form of proxy, the Company and its agents may also solicit proxies by mail, telephone, facsimile or in person. Employees of the Company who assist in such activities will not receive additional compensation in connection therewith.

  The Company's mailing address is 7100 E. Belleview Avenue, Suite 210, Greenwood Village, Colorado 80111.

Voting

  Stockholders of record at the close of business on April 26, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

  As of April 26, 1999, 10,135,164 shares of the Company's Series A common stock, $.0001 par value per share ("Series A Common Stock"), and 16,961,201 shares of the Series B common stock, $.0001 par value per share ("Series B Common Stock"), were outstanding. Each share of Series A Common Stock is entitled to ten votes per share on each proposal to be considered by stockholders. Each share of Series B Common Stock is entitled to one vote per share on each proposal to be considered by stockholders.

  A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, for the approval of the adoption of The 1999 Equity Incentive Plan of FirstWorld Communications, Inc., for the approval of the 1998 Stock Purchase Plan of FirstWorld Communications, Inc. and for the approval of the FirstWorld Communications, Inc. Quarterly Bonus Program, as indicated in the accompanying proxy card.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities as of May 1, 1999, by (i) each of the Company's named executive officers and directors; (ii) the Company's executive officers and directors as a group; and (iii) stockholders known by the Company to beneficially own more than 5% of any class of the Company's voting securities. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals or entities listed below is c/o FirstWorld Communications, Inc., 7100 E. Belleview Avenue, Suite 210, Greenwood Village, Colorado 80111.

                            Number of     Number of
                            Series A      Series B
                          Common Shares Common Shares    Percent of Class(1)
                          Beneficially  Beneficially  -------------------------
          Name            Owned (1)(2)  Owned (1)(2)  Common Stock Voting Stock
          ----            ------------- ------------- ------------ ------------
Donald L. Sturm(3)......    5,000,000    15,452,849      54.07%       50.72%
Enron Corp.(4)..........    5,000,000    11,666,666      47.04        48.69
C. Kevin Garland(5).....            0             0          *            *
Stephen R. Horn(6)......            0             0          *            *
Sheldon S. Ohringer(7)..            0       935,000       3.34            *
James O.
 Spitzenberger(8).......            0             0          *            *
John C. Stiska(9).......            0        30,000          *            *
Melanie Sturm(10).......            0             0          *            *
John Lewis(11)..........            0        77,769          *            *
Robert Cerasoli(12).....            0       342,417       1.26            *
Renney Senn(13).........            0       882,274       3.26            *
Robert E. Randall(14)...            0       489,748       1.81            *
Dennis M. Mulroy(15)....            0        68,417          *            *
All directors and
 executive officers as a
 group
 (13 persons)(16).......    5,000,000    16,423,809      55.23%       51.09%

--------
  * Less than one percent beneficially owned
 (1) In accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Series A Common Stock and Series B Common Stock as of May 1, 1999 and those shares of Series A Common Stock or Series B Common Stock that may be acquired by such stockholder within 60 days of such date. Consequently, the denominator for calculating such percentage may be different for each stockholder.
 (2) This table is based upon information supplied by directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.
 (3) Shares listed include: (a) 5,000,000 shares of Series A Common Stock held of record by Colorado Spectra 3, LLC ("Spectra 3"); (b) 1,392,757 shares of Series B Common Stock held of record by Colorado Spectra 1, LLC ("Spectra 1"); (c) 3,333,333 shares of Series B Common Stock held of record by Spectra 3; and (d) 10,726,759 shares of Series B Common Stock subject to currently exercisable warrants held of record by Spectra 1, Colorado Spectra 2, LLC ("Spectra 2," and together with Spectra 1 and Spectra 3, the "Sturm Entities") and Spectra 3. Beneficial ownership

   [Footnotes continued on following page.]

    of the foregoing shares is attributable to Mr. Sturm because he is the managing member of Spectra 1, Spectra 2 and Spectra 3 and is therefore deemed to exercise voting power and investment authority with respect to the shares.
 (4) Shares listed include: (a) 5,000,000 shares of Series A Common Stock held of record by Sundance Assets, L.P., a Delaware limited partnership ("Sundance") and an affiliate of Enron Corp., an Oregon corporation ("Enron Corp."); (b) 3,333,333 shares of Series B Common Stock held of record by Sundance; and (c) 8,333,333 shares of Series B Common Stock subject to currently exercisable warrants held of record by Sundance.
 (5) Excludes the securities owned by Enron Corp. described in Footnote (4) above. Mr. Garland is an officer of Enron Capital & Trade Resources Corp., a Delaware corporation and an affiliate of Enron Corp. ("ECT"), but disclaims beneficial ownership of the shares owned by Enron Corp.
 (6) Excludes the securities owned by Enron Corp. described in Footnote (4) above. Mr. Horn is an officer of ECT, but disclaims beneficial ownership of the shares owned by Enron Corp.
 (7) Shares listed include 935,000 shares of Series B Common Stock subject to currently exercisable options held by Mr. Ohringer at an exercise price of $6.00.
 (8) Excludes shares of Series A Common Stock and Series B Common Stock beneficially owned by the Sturm Entities (described in note 3). Mr. Spitzenberger owns 10.0%, 10.0% and 6.67% of the membership interests in Spectra 1, Spectra 2 and Spectra 3, respectively. Mr. Spitzenberger disclaims beneficial ownership of such shares.
 (9) Shares listed include: (a) 10,000 shares of Series B Common Stock held directly by Mr. Stiska; and (b) 20,000 shares of Series B Common Stock subject to currently exercisable options held by Mr. Stiska at an exercise price of $3.00.
(10) Excludes shares of Series A Common Stock and Series B Common Stock beneficially owned by the Sturm Entities (described in note 3). Ms. Sturm owns 17.0%, 17.0% and 20.62% of the membership interests in Spectra 1, Spectra 2 and Spectra 3, respectively, through a revocable trust of which she is a co-trustee. Ms. Sturm disclaims beneficial ownership of such shares.
(11) Shares listed include: (a) 64,417 shares of Series B Common Stock held of record by John W. and Dorothy M. Lewis Family Trust; beneficial ownership of such shares is attributable to Mr. Lewis because he is a trustee of the John W. and Dorothy M. Lewis Family Trust and is therefore deemed to exercise voting power and investment authority with respect to the shares; (b) 567 shares of Series B Common Stock subject to currently exercisable warrants held by Mr. Lewis at an exercise price of $3.53; and
     (c) 12,785 held of record jointly by Mr. Lewis and his wife. Mr. Lewis' address is 16742 Bermejo St., Canyon Country, CA 91351.
(12) Shares listed include: (a) 261,417 shares of Series B Common Stock held directly by Mr. Cerasoli; (b) 11,000 shares of Series B Common Stock held of record by Smith Barney, as IRA Custodian for Robert Cerasoli; beneficial ownership of such shares is attributable to Mr. Cerasoli because he has the power to direct the voting and investment of such shares; (c) 40,000 shares of Series B Common Stock held of record by Mr. Cerasoli's wife; (d) 10,000 shares of Series B Common Stock held by Mr. Cerasoli as custodian for Anna Michel Cerasoli; (e) 10,000 shares of Series B Common Stock held by Mr. Cerasoli as custodian for Christopher
     R. Cerasoli; and (f) 10,000 shares of Series B Common Stock held by Mr. Cerasoli as custodian for Evan Todd Cerasoli. Mr. Cerasoli's address is 7224 Shoreline Dr. #178, San Diego, CA 92122.
(13) Shares listed include 882,274 shares of Series B Common Stock held of record jointly by Mr. Senn and his wife. Mr. Senn's address is 2307 Corina Circle, Escondido, CA 92029.
(14) Shares listed include: (a) 183,082 shares of Series B Common Stock held of record by Randall Lamb Associates Profit Sharing Plan and 16,666 shares of Series B Common Stock subject to currently exercisable warrants held by Randall Lamb Associates Profit Sharing Plan; beneficial ownership of such shares is attributable to Mr. Randall because he has the power to direct the voting and investment of such shares; (b) 5,000 shares of Series B Common Stock held of record by Robert E. and Dianne M. Randall as custodians for Natalie Marie Ray under the California Uniform Transfers to Minors Act ("CUTMA") and 5,000 shares of Series B Common Stock held of record by Robert E. and Dianne M. Randall as custodians for Alexandra Dianne Ray under CUTMA; beneficial ownership of such shares is attributable to Mr. Randall because he is a custodian of the minor children and is therefore deemed to exercise voting power and investment authority with respect to the shares; and (c) 280,000 shares of Series B Common Stock held of record by Robert E. and Dianne M. Randall as trustees of the Robert E. and Dianne M. Randall Family Trust, dated 2/3/97; beneficial ownership of such shares is attributable to Mr. Randall because he is a trustee of the Robert E. and Dianne M. Randall Family Trust and is therefore deemed to exercise voting power and investment authority with respect to the shares. Mr. Randall's address is 4472 Heritage Glen Lane, San Diego, CA 92130.
(15) Shares listed include: (a) 5,000 shares of Series B Common Stock held directly by Mr. Mulroy; (b) 45,000 shares of Series B Common Stock subject to currently exercisable options held by Mr. Mulroy at an exercise price of $.50; (c) 16,417 shares of Series B Common Stock subject to currently exercisable options held by Mr. Mulroy at an exercise

   [Footnotes continued on following page.]

    price of $3.00; and (d) 2,000 shares of Series B Common Stock subject to currently exercisable options held by Mr. Mulroy at an exercise price of $3.00. Mr. Mulroy's address is 470 Mensha Place, San Diego, CA 92130.
(16) See notes 3 and 5-10. Excludes shares held by Enron Corp. Also excludes shares held by John Lewis, Robert Cerasoli, Renney Senn, Robert E. Randall and Dennis M. Mulroy, none of whom were employed by the Company as of May 1, 1999. Of the 16,423,809 shares of Series B Common Stock beneficially owned by the directors and executive officers as a group, 5,960 shares of Series B Common Stock may be acquired by certain executive officers pursuant to the Company's Bonus Program (as defined below). See Proposal 4.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

General

  The Company's Board of Directors currently consists of seven directors. The director nominees listed below will serve until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualified.

Vote Required

  The six directors to be elected by the holders of the Series A Common Stock and Series B Common Stock, voting together as a class, will be elected by a favorable vote of a plurality of the voting power of the stock represented and entitled to vote, in person or by proxy, at the Annual Meeting. The director to be elected by the holders of the Series B Common Stock, voting separately as a class, will be elected by a favorable vote of a plurality of the shares of Series B Common Stock represented and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker nonvotes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of each of the nominees named below as directors.

 Directors to be Elected by Holders of the Series A Common Stock and Series B Common Stock Voting Together as a Class

  The Board of Directors of the Company has nominated and recommends for election as the directors to be elected by the holders of Series A Common Stock and Series B Common Stock, voting together as a class, the following six persons to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.

  The table below indicates the name, position with the Company and age of each nominee for director as of May 1, 1999:

   Name                      Position                                        Age
   ----                      --------                                        ---
   Donald L. Sturm.........  Chairman of the Board                            67
   Sheldon S. Ohringer.....  President, Chief Executive Officer and Director  42
   C. Kevin Garland........  Director                                         31
   James O. Spitzenberger..  Director                                         55
   Melanie Sturm...........  Director                                         37
   Stephen R. Horn.........  Director                                         41

 Director to be Elected by Holders of the Series B Common Stock Voting Separately as a Class

  The Board of Directors of the Company has nominated and recommends for election as the director to be elected by the holders of Series B Common Stock, voting separately as a class, the following person to serve until the next Annual Meeting of Stockholders and until his respective successor shall have been duly elected and qualified .

  The table below indicates the name, position with the Company and age of each nominee for director:

   Name                                                             Position Age
   ----                                                             -------- ---
   John C. Stiska.................................................. Director  57

  All of the nominees are presently directors of the Company, and following the Annual Meeting there will be no vacancies on the Board. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the Proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors does not believe at this time that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors.

                        Information Regarding Directors

  The following sets forth the business experience of each of the nominees over the last five years:

  Donald L. Sturm. Mr. Sturm has been Chairman of the Board of Directors of the Company since January 1998. Mr. Sturm served as President of the Company from January 1998 through September 1998 and as Chief Executive Officer of the Company from March 1998 through September 1998. Since December 1991, Mr. Sturm has been a private equity investor, with interests in the telecommunications, banking, real estate and healthcare industries, among others. Mr. Sturm currently serves as chairman of the board of three bankholding companies with nine banks that he owns in the Rocky Mountain area and the Midwest. Mr. Sturm was a member of the group that brought Continental Airlines ("Continental") out of bankruptcy in 1993, and currently is a significant stockholder and director of Continental. Prior to December 1991, Mr. Sturm served as Vice Chairman of Peter Kiewit Sons' Inc. ("PKS"), a construction, coal mining and telecommunications company that has made significant investments in other industries. In 1984, Mr. Sturm led PKS's $3.5 billion acquisition of The Continental Group Inc. (the "Group") and became the Group's Chairman and Chief Executive Officer, positions he held until PKS sold the Group in 1991. While Vice Chairman of PKS, Mr. Sturm participated in decisions to invest in MFS Communications which was taken public in 1993 and sold to MCI/WorldCom Telecommunications, Inc. ("MCI/WorldCom") in 1996 for approximately $14.4 billion. Mr. Sturm owns significant ownership interests in MCI/WorldCom and Level 3 Communications, Inc., KAPT, a Paris, France based telecommunications company.

  Sheldon S. Ohringer. Mr. Ohringer has been Chief Executive Officer, President and Director of the Company since October 1, 1998. Prior to October 1998, Mr. Ohringer served in various capacities for ICG Communications, Inc. ("ICG") beginning in November 1994, most recently as Executive Vice President--Telecom of ICG and President of ICG Telecom Group, Inc. ("ICG Telecom"). Before working for ICG, Mr. Ohringer was Senior Vice President of Sales and Business Development for U.S. Long Distance Corp. ("USLD") from May 1991 until October 1994. From May 1984 until August 1990, Mr. Ohringer held key management and executive positions with Telecom* USA, a major long distance carrier which was acquired by MCI/WorldCom in 1990.

  C. Kevin Garland. Mr. Garland has been a director of the Company and a member of its Compensation Committee since January 1998. Mr. Garland joined ECT in 1995. He currently serves as Vice President of Equity Investments for ECT and is responsible for overseeing minority and control investments. From June 1993 to December 1994, Mr. Garland served as senior associate in mergers and acquisitions for Parker & Parsley, an independent oil and gas company. From 1992 to April 1993, Mr. Garland worked as an analyst with Stephens Inc., an investment banking firm in Little Rock, Arkansas.

  James O. Spitzenberger. Mr. Spitzenberger has been a director of the Company and a member of its Audit Committee since January 1998. Since July 1996, Mr. Spitzenberger has been a private equity investor. Prior to July 1996, Mr. Spitzenberger was a Vice President of PKS, which he joined in February 1981. While at PKS, Mr. Spitzenberger served as Director of Taxation. Prior to joining PKS, Mr. Spitzenberger was a tax manager with Arthur Andersen LLP.

  Melanie Sturm. Ms. Sturm has been a director of the Company and a member of its Compensation Committee since January 1998. Ms. Sturm is a private equity investor and currently serves on the board of directors of MD Network, a private healthcare concern, and Little Switzerland, Inc., a publicly traded duty-free retailer. From 1990 to 1996, Ms. Sturm served as an Investment Officer at International Finance Corporation, the private sector affiliate of the World Bank. From 1984 to 1988, Ms. Sturm worked in the Mergers & Acquisitions departments of Drexel, Burnham Lambert and Morgan Stanley. Ms. Sturm graduated magna cum laude from Tufts University and has an M.B.A. from INSEAD of Fontainebleau, France. Ms. Sturm is Donald L. Sturm's daughter.

  STEPHEN R. HORN. Mr. Horn is a director of the Company. In April 1999, Mr. Horn was appointed to the Company's Board of Directors to fill the vacancy created by the resignation of Mr. Rodney D. Malcolm. Mr. Horn has been the Vice President of Principal Investments of ECT since 1996. Prior to 1996, Mr. Horn was a principal of Yellowstone Energy Partners, Houston, Texas, a private equity investing firm, where he started work in 1994. Mr. Horn holds an M.B.A. from Harvard University and a B.S. from Texas A&M University.

  JOHN C. STISKA. Mr. Stiska has been a director since September 1997. Mr. Stiska currently is Chairman of Commercial Bridge Capital, LLC. From February 1996 to February 1998, he served as Corporate Senior Vice President and General Manager of the Technology Applications Division of QUALCOMM Incorporated, a leading developer and manufacturer of telecommunications technology. Prior to 1996, Mr. Stiska was President and then Chairman and Chief Executive Officer of Triton Group Ltd., where he worked since 1990. Previously, Mr. Stiska practiced law for 20 years, specializing in corporate law, mergers and acquisitions and securities law. In July 1998, Mr. Stiska joined the law firm of Latham & Watkins in an of-counsel capacity. Mr. Stiska serves on the board of directors of several companies, including Laser Power Corporation, a publicly traded company.

  Messrs. Sturm and Spitzenberger and Ms. Sturm were appointed to the Board of Directors of the Company as the three directors the Sturm Entities are entitled to appoint pursuant to the Securityholders Agreement (as defined below). Likewise, Messrs. Garland and Horn were appointed to the Board of Directors of the Company as the two directors ECT is entitled to appoint pursuant to the Securityholders Agreement. See "Certain Relationships and Related Transactions--Equity Investment--Securityholders Agreement"

                        INFORMATION REGARDING THE BOARD

BOARD MEETINGS

  The Company's Board of Directors held 15 meetings during the twelve-month period ended December 31, 1998. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he or she served.

COMMITTEES OF THE BOARD

  Chairman's Committee. The Chairman's Committee, which consists of Messrs. Sturm, Ohringer and Garland, held three meetings during the twelve-month period ended December 31, 1998. The Chairman's Committee is empowered to conduct all activities that may be conducted by the Board of Directors, subject only to limitations imposed by applicable corporation law.

  Compensation Committee. The Compensation Committee, which consists of Ms. Sturm and Mr. Garland, held six meetings during the twelve-month period ended December 31, 1998. The Compensation Committee reviews salaries, bonuses and stock options of executive officers of the Company, and administers the Company's executive compensation policies, stock option plans and the Bonus Program.

  Audit Committee. The Audit Committee, which consists of Mr. Spitzenberger, held two meetings during the twelve-month period ended December 31, 1998. The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. Specifically, the Audit Committee recommends to the Board the firm to be appointed as the Company's independent public accountants; reviews and approves the scope of the annual examination of the books and records of the Company; reviews the audit findings and recommendations of the independent public accountants;

monitors the extent to which the Company has implemented changes recommended by the independent public accounts, or the Audit Committee; and provides oversight with respect to accounting principles to be employed in the Company's financial reporting.

Compensation of the Directors

  Directors of the Company who are also employees of the Company receive no directors' fees. Mr. Stiska, one of the Company's non-employee directors, receives a retainer of $1,000 per month. All non-employee directors are reimbursed for their reasonable out-of-pocket travel expenditures. Directors of the Company are also eligible to receive grants of stock options under the Company's 1997 Stock Option Plan. Corporate Managers, LLC, a Colorado limited liability company ("Corporate Managers") receives an annual management fee of $500,000 plus out of pocket expenses. Corporate Managers is an affiliate of the Sturm Entities, all of which are controlled by Mr. Sturm and in which Mr. Spitzenberger and Ms. Sturm own membership interests, Messrs. Garland and Horn are officers of ECT, which receives an annual management fee of $500,000 plus out of pocket expenses. Corporate Managers and ECT receive such management fees pursuant to three-year Management Consulting Services Agreements, commencing on January 1, 1999. See "Certain Relationships and Related Transactions--Equity Investment--Management Services Agreements"

  The Company's Board of Directors Unanimously Recommends that Stockholders vote "FOR" the Nominees Set Forth Above. Proxies Solicited by the Board of Directors Will be so Voted Unless Stockholders Specify Otherwise on the Accompanying Proxy.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company and their ages as of May 1, 1999 are as follows:

   Name                Position                                            Age
   ----                --------                                            ---
   Sheldon S. Ohringer President and Chief Executive Officer                42
   David J. Gandini    Executive Vice President                             41
   Jeffrey L. Dykes    Senior Vice President, General Counsel and           44
                        Secretary
   Marion K. Jenkins   Senior Vice President, Information Technology and    45
                        Chief Information Officer
   Douglas L. Kramer   Senior Vice President and Chief Technical Officer    44
   Scott M. Chase      Senior Vice President, Corporate and Government      30
                        Affairs
   Paul C. Adams       Vice President, Finance, Treasurer and Assistant     36
                        Secretary

  The following descriptions set forth the business experience of each executive officer of the Company over the last five years.

  Sheldon S. Ohringer. Mr. Ohringer has been Chief Executive Officer, President and Director of the Company since October 1, 1998. Prior to October 1998, Mr. Ohringer served in various capacities for ICG beginning in November 1994, most recently as Executive Vice President--Telecom of ICG and President of ICG Telecom. Before working for ICG, Mr. Ohringer was Senior Vice President of Sales and Business Development for USLD from May 1991 until October 1994. From May 1984 until August 1990, Mr. Ohringer held key management and executive positions with Telecom* USA, a major long distance carrier which was acquired by MCI/WorldCom in 1990.

  David J. Gandini. Mr. Gandini has been Executive Vice President of the Company since November 1998. Mr. Gandini has responsibility for sales and field operations. From 1996 to October 1998, Mr. Gandini served in various capacities at ICG Telecom, most recently as Senior Vice President of Wholesale Services. During this period, Mr. Gandini directed the build of a 166-node network, one of the largest voice/data/Internet Protocol (IP) domestic networks. Before joining ICG Telecom, Mr. Gandini was the President of Pace Network Services, a

Signaling System 7 ("SS7") provider. Mr. Gandini was recently ranked among the top 50 most influential people in competitive long distance by Phone+, an industry trade publication. Mr. Gandini received his bachelor's degree in telecommunications from Michigan State University.

  Jeffrey L. Dykes. Mr. Dykes has been Senior Vice President and General Counsel of the Company since January 1999 and is responsible for all legal affairs of the Company. In March 1999, Mr. Dykes was appointed as Secretary of the Company. Prior to joining the Company, Mr. Dykes served in various capacities in the legal department at ICG from February 1996 through January 1999, most recently as Assistant General Counsel. From 1991 through 1995, Mr. Dykes served in various positions at the Denver and Regional Office of the Resolution Trust Corporation, most recently as Senior Attorney. In 1997, Mr. Dykes received a Certificate of Advanced Studies in Telecommunications from University College at the University of Denver. Mr. Dykes obtained his juris doctor from the University of Denver College of Law in 1981.

  Marion K. Jenkins, Ph.D. Dr. Jenkins has been Senior Vice President of Information Technology and Chief Information Officer of the Company since November 1998. For the previous two years, Dr. Jenkins held various executive officer positions, most recently as Vice President of Strategic Client Applications at Qwest Communications International, Inc., Vice President of Sales Operations at LCI International ("LCI") and Chief Information Officer at USLD. Dr. Jenkins worked in these various positions as a result of the acquisition of LCI by Qwest and the Acquisition of USLD by LCI. Prior thereto, Dr. Jenkins served as Vice President of Sales for American Telco, Inc. from 1986 through 1996. Dr. Jenkins holds Ph.D. and M.S. degrees in mechanical engineering from Stanford University, and B.S. degree, cum laude, in mechanical engineering from Utah State University.

  Douglas L. Kramer. Mr. Kramer has been Senior Vice President and Chief Technical Officer of the Company since December 1998. Mr. Kramer served in various capacities for ICG Telecomfor the previous six years, most recently as Vice President of Planning. While at ICG Telecom, Mr. Kramer directed all integrated planning; network, switch, SS7 and data planning and engineering; switch provisioning; and industry code compliance. In addition, he was responsible for developing and deploying ICG's 3,000-mile fiber based network throughout nine states and was credited with deploying one of the nation's largest IP networks. Prior to working at ICG Telecom, Mr. Kramer directed network services for MidAmerican Communications, which was acquired by MCI/WorldCom in 1991.

  Scott M. Chase. Mr. Chase has been Senior Vice President, Corporate and Government Affairs since October 1998. Mr. Chase worked in various capacities for ICG from March 1997 to September 1998, most recently as Vice President, Corporate Communications and Government Affairs. After graduating from the University of Colorado in 1990 and until he joined ICG in March 1997, Mr. Chase was actively involved in a number of local, state and federal electoral campaigns, including serving as the Deputy Political Director for the Colorado campaign to elect Clinton/Gore in 1992. In addition during this period, Mr. Chase also served as a senior policy and political advisor for several public officials, including U.S. Senator Tim Wirth and former Governor of Colorado, Roy Romer

  Paul C. Adams. Mr. Adams has been Vice President of Finance and Treasurer since January 1999. From 1993 to 1998, Mr. Adams was employed by Western Gas Resources, Inc., most recently as Controller. From 1987 to 1993, Mr. Adams was employed by PricewaterhouseCoopers LLP, most recently as Manager of Business Assurance. Mr. Adams also the principal financial and accounting officer of the Company. He received a Bachelor of Science Degree in Business from the University of Colorado in 1987 and a Bachelor of Arts Degree in Economics from the University of Alberta in 1985. He is a Certified Public Accountant.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table shows, for the twelve months ended December 31, 1998 and the fiscal years ended September 30, 1998 and 1997, the cash and non-cash compensation earned by (i) all individuals who served as the Company's Chief Executive Officer during 1998, (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 1998 and (iii) two individuals who would have been included in clause (ii) had they been serving as an executive officer on December 31, 1998 (together, the "Named Executive Officers").

                         Summary Compensation Table(1)

                                                                     Long-Term
                                                                    Compensation
                                  Annual Compensation                  Awards
                          ---------------------------------------   ------------
                                                                     Securities
                                                                     Underlying
                                                                      Options/
                           Twelve                    Other Annual   SARs (#) (No  All Other
   Name and Principal      Months  Salary     Bonus  Compensation       SARs     Compensation
      Position(s)          Ended     ($)       ($)       ($)          Granted)       ($)
   ------------------     -------- -------    ------ ------------   ------------ ------------
Sheldon S.                12/31/98  50,006            2,000,000(3)   2,805,000
 Ohringer,(2)...........
  President and Chief
  Executive Officer

Donald L. Sturm,(4).....  12/31/98       0(5)
  Former Chief Executive
   Officer                 9/30/98       0(5)

Renney Senn,(6).........  12/31/98       0                              16,417      72,443(7)
  Former Chief             9/30/98  26,666                                          72,443(7)
  Executive Officer        9/30/97 223,022

John Lewis,(8)..........  12/31/98 152,800                              40,000
  Former Senior Vice
   President,              9/30/98 139,167     2,000                    56,417
  Network and Operations   9/30/97 130,000                              14,000

Dennis M. Mulroy,(9)....  12/31/98 140,000                              10,000
  Former Vice President,   9/30/98 131,667                              26,417
  Finance and
   Administration          9/30/97  80,087                              50,000

Robert E. Randall,(10)..  12/31/98                                     100,000
  Former Executive         9/30/98                                     116,417
  Vice President and       9/30/97            41,085
  former acting Chief
  Financial Officer

Robert Cerasoli,(11)....  12/31/98 105,000                              16,417      59,099(12)
  Former Senior Vice
  President,               9/30/98 131,667
  Communications and       9/30/97 184,688    40,463
   Public Policy

--------
 (1) Information presented in the Summary Compensation Table includes overlapping periods, as such the information provided with respect to the 12 month period ended December 31, 1998 includes compensation that also appears in the information provided with respect to the 12 month period ended September 30, 1998 and vice versa.
 (2) Mr. Ohringer became the Company's Chief Executive Officer on October 1,
     1998.
 (3) Pursuant to the terms of Mr. Ohringer's employment agreement, $2,000,000 was paid to Mr. Ohringer by the Company on October 1, 1998 to compensate Mr. Ohringer for certain benefits that he would have been eligible to receive from his former employer.

[Footnotes continued on following page.]

 (4) Mr. Sturm served as Chief Executive Officer of the Company from March 17, 1998 through September 30, 1998. Effective with the close of business on September 30, 1998, Mr. Sturm resigned his position as Chief Executive Officer of the Company in order to allow Mr. Ohringer to assume such position.
 (5) The Company pays annual management fees to Corporate Managers, an affiliate of Mr. Sturm, pursuant to the Management Consulting Services Agreement between the Company and Corporate Managers, as amended. See "Certain Relationships and Related Transactions--Equity Investment-- Management Services Agreements."
 (6) Mr. Senn resigned from the Company in January 1998.
 (7) In connection with Mr. Senn's resignation, Mr. Senn received approximately $12,231 less applicable federal and state taxes for accrued vacation days. In addition, pursuant to an employee severance program adopted in connection with the Equity Investment (as defined below), the Company paid severance payments to Mr. Senn in an aggregate amount of $60,212. See "Certain Relationships and Related Transactions--Equity Investment--Employee Severance Program".
 (8) Mr. Lewis resigned from the Company in January 1999.
 (9) Mr. Mulroy resigned from the Company in April 1999.
(10) Mr. Randall resigned from the Company in December 1998.
(11) Mr. Cerasoli resigned from the Company in September 1998.
(12) In connection with Mr. Cerasoli's resignation, Mr. Cerasoli received approximately $24,099 less applicable federal and state taxes for accrued vacation days. In addition, the Company paid severance payments to Mr. Cerasoli in an aggregate amount of $35,000.

                           Option Grants During 1998

  The following table sets forth certain information with respect to options to purchase Series B Common Stock granted during the twelve-month period ended December 31, 1998 to each of the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during the twelve-month period ended December 31, 1998.





                                                                              Potential Realizable Value at
                          Number of    % of Total                             Assumed Annual Rates of Stock
                         Securities     Options                                   Price Appreciation for
                         Underlying    Granted to    Exercise or                      Option Term(1)
                           Options    Employees in  Base Price per Expiration ------------------------------
          Name           Granted (#) Fiscal Year(%)  Share ($/SH)     Date          5%             10%
          ----           ----------- -------------- -------------- ---------- -------------- ---------------
Sheldon S. Ohringer.....  2,805,000      73.59%         $6.00       9/30/05   $    6,851,500 $    15,966,909
Donald L. Sturm.........        --         N/A            N/A           N/A              N/A             N/A
Renney Senn.............        --         N/A            N/A           N/A              N/A             N/A
John Lewis(2)...........     40,000       1.05%         $4.50        6/2/08   $      150,935 $       382,498
Dennis M. Mulroy(3).....     10,000       0.26%         $4.50        6/1/08   $       37,734 $        95,625
Robert E. Randall(4)....    100,000       2.62%         $4.50        6/1/08   $      377,337 $       956,246
Robert Cerasoli.........        --         N/A            N/A           N/A              N/A             N/A

--------
(1) The potential realizable values are based on an assumption that the stock price of the Company's Series B Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth, if any, of the shares of the Company's Series B Common Stock.
(2) Mr. Lewis resigned from the Company in January 1999.

   [Footnotes continued on following page.]

(3) Mr. Mulroy resigned from the Company in April 1999.
(4) Mr. Randall resigned from the Company in December 1998.

                Options Exercised During 1998 and Option Values

  The following table sets forth certain information with respect to the exercise of options to purchase Series B Common Stock during the twelve-month period ended December 31, 1998, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.

                                                                                     Value of Unexercised
                           Shares                       Number of Securities             In-the-Money
                          Acquired                     Underlying Unexercised              Options
                             on          Value      Options at Fiscal Year End(#)  at Fiscal Year End($)(2)
          Name           Exercise(#) Realized($)(1)   Exercisable/Unexercisable   Exercisable/ Unexercisable
          ----           ----------- -------------- ----------------------------- --------------------------
Sheldon S. Ohringer.....        0             0           935,000/1,870,000                       $0/$0
Donald L. Sturm.........        0             0                         0/0                       $0/$0
Renney Senn.............   16,417       $17,074                         0/0                       $0/$0
John Lewis..............        0             0               51,617/54,800           $202,251/$156,000
Dennis M. Mulroy........    5,000       $27,500               38,417/38,000           $162,251/$177,000
Robert E. Randall.......        0             0               36,417/80,000           $ 79,251/$120,000
Robert Cerasoli.........   16,417       $49,251                         0/0                         0/0

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the options at the respective date of exercise as determined by the Board of Directors ($4.04 per share for the shares acquired by Mr. Senn and $6.00 per share for the shares acquired by Mr. Mulroy and Mr. Cerasoli) and the exercise price of the options.
(2) Calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 1998 ($6.00 per share as determined by the Board of Directors) and the exercise price of the options.

Stock Option Plans, Stock Purchase Plans and Bonus Program

 Stock Option Plans

  The Company has three stock option plans currently in place: the 1995 Stock Option Plan, the 1997 Stock Option Plan (as each such term is defined below) and The 1999 Equity Incentive Plan of FirstWorld Communications, Inc.

  1995 Stock Option Plan. Under the SpectraNet International 1995 Incentive Stock Option Plan (the "1995 Stock Option Plan") the Company is authorized to issue incentive stock options ("ISOs") to acquire up to an aggregate of 1,500,000 shares of Series B Common Stock. Subject to the limitations set forth in the 1995 Stock Option Plan, the Board of Directors or a committee thereof comprised of at least three directors has the authority, subject to certain limitations, to select the employees of the Company or its subsidiaries to whom grants are made, to designate the number of shares to be covered by each option, to establish vesting schedules, and to specify other terms of the options. Generally, options vest over a four and one half year period and expire ten years from the date of grant. Options granted under the 1995 Stock Option Plan are nontransferable and expire 90 days after the termination of an optionee's employment with the Company, unless such optionee's service with the Company is terminated by death or disability, in which case such options expire six months and one year, respectively, after the optionee's employment with the Company is terminated. As of May 1, 1999, options to purchase an aggregate of 250,200 shares of Series B Common Stock at prices ranging from $.15 to $4.50 were outstanding under the 1995 Stock Option Plan.

  1997 Stock Option Plan. Under the SpectraNet International 1997 Stock Plan (the "1997 Stock Option Plan") the Company is authorized to issue an aggregate of 1,500,000 options to purchase Series B Common

Stock. The 1997 Stock Option Plan provides for the grants of ISOs and nonqualified stock options ("NQSOs") and the award of stock purchase rights. Subject to the terms and conditions of the 1997 Stock Option Plan and applicable law, the Board of Directors or a duly appointed committee thereof (the "Administrator") has the authority to determine, among other things, which employees, directors or consultants should be awarded options, the type of options to be awarded, the number of shares covered by option awards, the exercise price applicable to options awarded and the vesting schedule of such options. Options awarded under the 1997 Stock Option Plan are nontransferable and generally expire ten years from the date of grant. Unless otherwise indicated in the applicable stock option agreement, the vested portion of options awarded pursuant to the 1997 Stock Option Plan generally remain exercisable for three months after the termination of the optionee's service to the Company. However, if the optionee's service to the Company ends because of death or disability, unless otherwise indicated in the Stock Option Agreement, such optionee has 12 months to exercise the vested portion of his or her options. As of May 1, 1999, options to purchase an aggregate of 1,001,351 shares of Series B Common Stock at exercise prices ranging from $3.00 to $6.00 were outstanding under the 1997 Stock Option Plan.

 The 1999 Equity Incentive Plan of FirstWorld Communications, Inc.

  For information with respect to The 1999 Equity Incentive Plan of FirstWorld Communications, Inc., please see Proposal 2 set forth below.

 Stock Purchase Plan

  For information with respect to the 1998 Stock Purchase Plan of FirstWorld Communications, Inc., please see Proposal 3 set forth below.

 Quarterly Bonus Program of Firstworld Communications, Inc.

  For information with respect to the FirstWorld Communications, Inc. Quarterly Bonus Program, please see Proposal 4 set forth below.

Compensation Committee Membership, Interlocks and Insider Participation

  During fiscal 1998, the Company's Compensation Committee (the "Committee") consisted of Mr. Garland and Ms. Sturm. Ms. Sturm holds membership interests in the Sturm Entities. As such, Ms. Sturm has an indirect interest in the various arrangements and relationships between the Company and the Sturm Entities. Mr. Garland is an officer of ECT. As such, Mr. Garland has an indirect interest in the arrangements and relationships between the Company and ECT and its affiliates. For information about these arrangements and relationships, please see "Certain Relationships and Related Transactions-- Equity Investment."

Employment Contracts

  The Company has employment agreements with Messrs. Sheldon S. Ohringer, David J. Gandini, Jeffrey L. Dykes, Marion K. Jenkins, Douglas L. Kramer, Scott M. Chase, Paul C. Adams, Theodore E. Glenwright, Andreas Glocker and Stanley G. Masters.

 Sheldon S. Ohringer

  The Company entered into an Employment Agreement on September 28, 1998 with Sheldon S. Ohringer (the "Employment Agreement"), pursuant to which Mr. Ohringer agreed to join the Company as its President and Chief Executive Officer on October 1, 1998 (the "Commencement Date"). The Employment Agreement has a three year term ending on the close of business on September 30, 2001, unless terminated earlier by either party. The Employment Agreement also provides that Mr. Ohringer will be nominated to serve as a director of the Company during the term of the agreement. The Employment Agreement provides for an initial annual base salary of $200,000 and an annual cash bonus not to exceed 50% of Mr. Ohringer's base salary. In addition, to compensate Mr. Ohringer for certain benefits that he would have received from his previous employer, the Company has agreed to pay Mr. Ohringer a cash payment of $4,000,000 (the "Equalization Payment") in three separate installments. The first installment of the Equalization Payment in the amount of $2,000,000 was paid on the Commencement Date, the second installment of the Equalization Payment in the amount of $1,000,000 is due and payable on October 1, 1999 and the final installment of the Equalization Payment in the amount of $1,000,000 is due and payable on October 1, 2000. Mr. Ohringer must be employed by the Company on the date an installment becomes due to be eligible to receive the installment payment unless the Company terminates
Mr. Ohringer's employment other than for cause or Mr. Ohringer terminates his own employment for good reason (as defined in the Employment Agreement) prior to the installment date. In addition, Mr. Ohringer may elect to receive all or any portion of the second and third installment payments in the form of Series B Common Stock. If Mr. Ohringer elects to receive any of the second or third installment payments in Series B Common Stock, such stock will be valued at $5.00 and $7.50 per share, respectively.

  In addition, under the Employment Agreement, Mr. Ohringer also will be eligible for the following performance based bonuses:

  IPO Bonus. If the Company consummates a Qualified Initial Public Offering (as defined below) with a price of at least $10.00 per share (subject to adjustment upon a subdivision or combination or other adjustment in the number of outstanding shares of the Company made without the receipt of consideration to the Company after the Commencement Date) within the first 18 months after the Commencement Date, the Company will pay Mr. Ohringer a $1,000,000 cash bonus (the "IPO Bonus"). For purposes of the Employment Agreement, the term "Qualified Initial Public Offering" shall mean the Company's first underwritten initial public offering of common equity securities under the Securities Act of 1933, as amended (the "Securities Act"), after the date of the Employment Agreement, with gross proceeds to the Company of at least $20,000,000, that results in such common equity securities being listed for trading on a national securities exchange or being authorized for trading on the Nasdaq National Market at such time.

  Deferred Cash Bonus. In addition to the IPO Bonus, Mr. Ohringer also would be entitled to receive the following additional compensation:

    (i) If the Company consummates a Qualified Initial Public Offering with a price of at least $10.00 per share (subject to adjustment upon a subdivision or combination or other adjustment in the number of outstanding shares of the Company made without the receipt of consideration to the Company after the Commencement Date) within the first 12 months after the Commencement Date, the Company will pay Mr. Ohringer a $4,207,500 cash bonus on September 30, 2001;

    (ii) If the Company consummates a Qualified Initial Public Offering with a price of at least $12.50 per share (subject to adjustment upon a subdivision or combination or other adjustment in the number of outstanding shares of the Company made without the receipt of consideration to the Company after the Commencement Date) within the first 24 months after the Commencement Date, the Company will pay Mr. Ohringer a $8,415,000 cash bonus on September 30, 2001; provided that if Mr. Ohringer earns the payment described in this paragraph (ii) he will not be entitled to receive the payment described in paragraph (i) above; and

    (iii) If the Company has a market capitalization of at least $1.2 billion (as adjusted as described below) for a period of 20 consecutive trading days during a three-year period beginning on the Commencement Date, the Company will pay Mr. Ohringer a cash payment equal to $16,830,000 minus any amounts he receives pursuant to paragraph (i) or (ii) above on September 30, 2001. Market capitalization of $1.2 billion assumes 60,000,000 fully diluted shares of Series B Common Stock and a market price of $20.00 per share, subject to adjustment. If the number of fully diluted shares of Series B Common Stock is greater than or less than 60,000,000 shares of Series B Common Stock, the target market capitalization will be proportionately adjusted; provided that the $20.00 per share market price would not be so adjusted, except to the extent required to appropriately reflect any subdivision (by any stock split, stock dividend, recapitalization or otherwise), combination (by reverse stock split or otherwise) or other adjustment in the number of outstanding shares of the Company made without the receipt of consideration to the Company after the Commencement Date.

  The foregoing payments described in paragraph (i), (ii) and (iii) above are referred to herein individually or collectively, as the "Deferred Cash Bonus." Notwithstanding the foregoing, upon a change of control (as defined in the Employment Agreement) or the termination of Mr. Ohringer's employment upon his death, by the Company without cause or voluntarily by Mr. Ohringer for good reason, any Deferred Cash Bonus previously earned by Mr. Ohringer that has not yet been paid shall be paid within 30 days of the date of termination (as defined in the Employment Agreement). In no event will the termination of Mr. Ohringer's employment (including, without limitation, termination by the Company for cause or disability (as defined in the Employment Agreement) or Mr. Ohringer's voluntary termination of his employment without good reason) affect Mr. Ohringer's right to receive the Deferred Cash Bonus earned prior to such termination.

  Mr. Ohringer also has been granted an option to purchase 2,805,000 shares of Series B Common Stock (representing an approximate 5% equity interest in the Company on a fully diluted basis) at an exercise price of $6.00 per share (subject to anti-dilution protections set forth in the Employment Agreement). The option vests (i) with respect to one-third of the shares covered by the option on the Commencement Date, (ii) with respect to one-third of the shares covered by the option on the first anniversary of the Commencement Date and
(iii) with respect to the remaining one-third of the shares covered by the option on the second anniversary of the Commencement Date. Notwithstanding the foregoing, all of the shares subject to the option shall immediately vest (i) immediately prior to a change of control, (ii) if the Company has a market capitalization of at least $1.2 billion for a period of 20 consecutive trading days during a three-year period starting on the Commencement Date or (iii) if Mr. Ohringer is terminated by the Company without cause or Mr. Ohringer voluntarily terminates his employment with the Company for good reason. Subject to certain exceptions, Mr. Ohringer has agreed to hold 40% of the shares he acquires upon exercise of the option for at least one year from the date of exercise.

  Mr. Ohringer also has been granted a right of first refusal which allows him to maintain his percentage ownership interest (assuming the exercise in full of the option described above) in the Company with respect to certain future equity issuances. This right of first refusal terminates on the earlier to occur of (i) January 31, 2004, (ii) the day immediately prior to the closing of a Qualified Initial Public Offering or (iii) the date of termination. Mr. Ohringer may also participate in the employee benefit plans generally available to the Company's senior executives according to the plans' terms and conditions.

  Depending on how Mr. Ohringer's employment with the Company terminates, Mr. Ohringer (or his estate) may be eligible to receive certain termination payments and Mr. Ohringer (or his family and dependents) would also be entitled to continuation of certain benefits for a specified period of time.

  Mr. Ohringer is subject to a one year covenant not to compete if his employment is terminated by the Company for cause or for disability or if Mr. Ohringer voluntarily terminates his employment without good reason.

 Other Employment Agreements

  The Company has employment agreements with, among others, Messrs. Gandini, Dykes, Jenkins, Kramer, Chase and Adams which generally provide for the benefits described below.

  The employment agreements the Company entered into with certain of the other key executive officers of the Company provide for annual salaries and eligibility for a bonus based on a prescribed percentage of each executive's annual salary. In addition, pursuant to the employment agreements, the Company typically grants an executive an option to acquire a prescribed number of shares of Series B Common Stock. The shares subject to the option generally vest in four equal increments on the first, second, third and fourth anniversaries of the executive's start date with the Company and have exercise prices ranging from $4.50 to $7.50 per share. If the Company terminates an executive's employment during the term of his employment agreement without "cause" or such executive terminates his employment with the Company for "good reason," the executive would generally be entitled to receive a severance payment from the Company.

  In certain instances the employment agreements also provide for cash payments of up to $500,000 (each, an "Equalization Payment") to compensate an executive for certain benefits that he would have received from his previous employer. In some instances these Equalization Payments are payable in three annual installments. If an Equalization Payment is payable in installments, an executive must be employed by the Company on the date an installment becomes due to be eligible to receive the installment payment unless the Company terminates such executive's employment other than for cause or the executive terminates his own employment for good reason prior to the installment date.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Equity Investment

  General. On December 30, 1997, the Company completed a private placement of equity securities to Spectra 3 and ECT (the "Equity Investment"). The Company issued 5,000,000 shares of newly created Series A Common Stock to each of Spectra 3 and ECT at an issue price of $3.00 per share pursuant to a Common Stock Purchase Agreement dated as of December 30, 1997 (the "Stock Purchase Agreement") by and among the Company, ECT, Spectra 3 and the holders of $405,500 in principal amount of the Company's convertible subordinated promissory notes. In addition, the Company issued an aggregate of 135,164 shares of Series A Common Stock to the holders of the convertible subordinated promissory notes upon the automatic conversion of the convertible subordinated promissory notes pursuant to the terms thereof at a conversion price of $3.00 per share. The Company also issued for no additional consideration warrants to purchase 5,000,000 shares of Series B Common Stock at $3.00 per share to each of Spectra 3 and ECT and warrants to purchase an aggregate of 135,164 shares of Series B Common Stock to the holders of the convertible subordinated promissory notes (collectively, the "Recent Equity Warrants"). Spectra 3, an entity controlled by Donald L. Sturm, was formed for the purpose of participating in the Equity Investment. Spectra 3 is an affiliate of Spectra 1 and Spectra 2, entities that owned equity securities of the Company prior to the Equity Investment. See "Securities Ownership of Certain Beneficial Owners and Management." Spectra 1, Spectra 2 and Spectra 3 are referred to herein as the "Sturm Entities" and Spectra 3, ECT and the holders of the convertible subordinated promissory notes are referred to herein as the "Purchasers."

  The Stock Purchase Agreement also granted Spectra 3 and ECT, for a period of 45 days following the closing of the Equity Investment, the right to invest an additional $20,000,000 in the aggregate on the same terms and conditions applicable to their purchases of Series A Common Stock, except that any additional shares of common stock to be acquired would be Series B Common Stock. This option was later extended by action of a special committee of the Company's Board of Directors. Spectra 3 and ECT fully exercised their option to make an additional $20,000,000 investment concurrently with the closing of the offering of 13% Senior Discount Notes due 2008 and accompanying warrants the Company completed in April 1998.

  Substantially concurrently with the Equity Investment, the Company (i) converted the three existing classes of preferred stock into Series B Common Stock in accordance with the automatic conversion provision of its existing charter in order to simplify the Company's capital structure and eliminate the rights, preferences and privileges of the preferred stock; (ii) amended its Articles of Incorporation to substantially increase the Company's authorized capital to allow for the Equity Investment and to provide flexibility for future financings; and (iii) amended its Articles of Incorporation to designate two series of common stock, with the investors in the Equity Investment to receive Series A Common Stock and all existing common stock (including common stock issued upon conversion of the existing preferred stock) designated as Series B Common Stock. The Series A Common Stock and Series B Common Stock are identical in all material respects, except that the Series A Common Stock possess ten votes per share on all matters subject to a vote of stockholders while the Series B Common Stock possess one vote per share.

  The Recent Equity Warrants are exercisable by the holder thereof in whole or in part at an exercise price of $3.00 per share at any time following issuance through the first to occur of (i) the seventh anniversary of the date of issuance, (ii) the merger of the Company following which the Company's stockholders own less than 50% of the surviving entity, and (iii) the sale of all or substantially all of the Company's assets. The exercise price and number of shares subject to the Recent Equity Warrants are subject to customary anti-dilution adjustments in the event of a stock split, subdivision, combination of shares, reorganization or reclassification or in the event that dividends are paid on the Company's common stock in other securities or assets.

  Investor Rights Agreement. In connection with the closing of the Equity Investment, the Company entered into an Amended and Restated Investor Rights Agreement which entitles the Purchasers and certain other prior investors to certain demand and piggyback registration rights. In addition, the Sturm Entities and ECT were granted rights of first refusal that permit them to maintain their respective percentage ownership interest in the Company with respect to certain future equity issuances. Pursuant to the terms of his Employment Agreement, Mr. Ohringer was also granted a right to maintain his percentage ownership interest in the Company with respect to certain future equity issuances. The Sturm Entities, ECT and Mr. Ohringer are the only entities having a right of first refusal or other preemptive right on future equity financing transactions.

  In connection with the Additional Equity Investment, the Company further amended and restated the Amended and Restated Investor Rights Agreement in order to (i) allow for, and coordinate with, the registration rights granted to the Initial Purchasers pursuant to that certain Warrant Registration Rights Agreement dated as of April 13, 1998 by and between the Company and the Initial Purchasers and (ii) to make certain other revisions to the previous iteration of the Amended and Restated Investor Rights Agreement. In addition, in connection with the hiring of Mr. Ohringer, as the Company's President and Chief Executive Officer in October 1998, the Company entered into an Amendment to the Amended and Restated Investor Rights Agreement to coordinate with Mr. Ohringer's Employment Agreement.

  Amendment to Sturm Warrant. In connection with the Company's Series C preferred stock financing, the Company and Spectra 1 and Spectra 2 entered into a Warrant Purchase/Right to Maintain Agreement pursuant to which the Company issued and sold to Spectra 2 a warrant (the "Sturm Warrant") that was initially exercisable for 800,000 shares of common stock at an aggregate exercise price of $3,800,000. The Sturm Warrant contained a complex anti-dilution provision pursuant to which the number of shares purchasable could be increased significantly based upon the weighted average issuance price of equity securities issued by the Company prior to the earliest of (i) April 1, 1999, (ii) the death of Donald L. Sturm and (iii) a public offering of securities by the Company (the "Adjustment Date"). Based upon those existing provisions, upon the closing of the Equity Investment, the Sturm Warrant would have been exercisable for approximately 2,250,000 shares of common stock at an aggregate exercise price of $3,800,000, and assuming exercise of the right of Spectra 3 and ECT to increase their investment by $20 million as described above would have been exercisable for approximately 2,800,000 shares of common stock at an aggregate exercise price of $3,800,000. The Sturm Warrant would also have continued to adjust upon future equity issuances through the Adjustment Date.

  In connection with the Equity Investment, in order to eliminate the uncertainty regarding the number of shares purchasable under the Sturm Warrant, the Company and Spectra 1 and Spectra 2 set the number of shares purchasable under the Sturm Warrant at 2,110,140 shares of Series B Common Stock with an exercise price of $1.80 per share (aggregate exercise price of approximately $3,800,000). The Sturm Warrant, as amended, is subject to customary adjustment on stock splits, stock dividends, subdivisions or combinations, but would not otherwise be subject to adjustment. In addition, Spectra 1 and Spectra 2 waived their maintenance rights provided under the Warrant Purchase/Right to Maintain Agreement. The Sturm Entities, however, continue to have a right of first refusal under the Amended and Restated Investor Rights Agreement as described above.

  Board of Directors. Upon the closing of the Equity Investment, the Company's Board of Directors was reconstituted with seven directors as follows: three designees of the Sturm Entities--Donald L. Sturm, Melanie Sturm and James O. Spitzenberger; two designees of ECT--C. Kevin Garland and Rodney Malcolm (Mr. Malcolm resigned in April 1999 and was replaced by Mr. Horn); one management representative--Robert E.

Randall; and John C. Stiska, an existing director, as an independent member of the Board. Renney Senn and Robert Cerasoli resigned from the Board at this time. In addition, pursuant to the Stock Purchase Agreement within six months following the closing of the Equity Investment, the Board would be further reconstituted to consist of seven directors, three of whom would be designated by the Sturm Entities, two of whom would be designated by ECT, one of whom would be designated by the holders of Series B Common Stock and one of whom would be an independent director. The right of the Series B stockholders to elect a director is set forth in the Company's Certificate of Incorporation.

  Waiver of Business Opportunities. In an effort to alleviate possible conflicts of interest among ECT, the Sturm Entities and the Company (and each of their respective affiliates) with respect to their existing and prospective businesses, the Company revised its purpose clause in Article II of its Certificate of Incorporation to provide that the Company generally may not engage in oil, natural gas, electricity, water and other energyrelated business, in lieu of the general purpose clause that previously had been applicable.

  In addition to the restriction on business, the Company, the Sturm Entities and ECT entered into a Business Opportunity Agreement to address the fact that ECT and the Sturm Entities or their affiliates own, have agreements with and otherwise participate in, telecommunications businesses, and may develop, finance, acquire, enter into agreements with or otherwise participate in, such businesses in the future, including businesses that are or may become competitive with the business of the Company. In this regard, ECT advised the Company and the Sturm Entities that (a) FirstPoint Communications, Inc. and its affiliates ("FirstPoint"), which are affiliates of ECT, are engaged in the business of providing telecommunications services, and have or may from time to time develop, finance, acquire, or acquire interests in, telecommunications and related service and product companies that compete with the Company (including, without limitation, those that compete in the Company's markets in California) and (b) FirstPoint was at the time of the investment by ECT in the Company pursuing a financing, acquisition or investment opportunity in a competitor or potential competitor of the Company.

  The Business Opportunity Agreement generally provides, except to the extent expressly agreed by the parties and set forth therein, that (i) neither ECT, the Sturm Entities nor any of their respective affiliates would have any obligation to pursue any business opportunity jointly with the Company or to offer any business opportunity to the Company, and any ECT or Sturm Entity representative on the Board of Directors of the Company would have no obligation to offer any business opportunity to the Company; (ii) ECT, the Sturm Entities and their respective affiliates would be free to pursue business opportunities jointly with parties other than the Company, including opportunities that had telecommunications applications; and (iii) ECT, the Sturm Entities and their respective affiliates would be free to compete with the Company and would have no obligation to the Company to refrain from engaging in any business.

  Grant of Exclusive Rights to ECT. The Business Opportunity Agreement also provides that the Company would, during an "Exclusivity Period" (as defined below), grant ECT and its affiliates the exclusive right to pursue jointly with the Company any business opportunity that includes both telecommunications and utility applications (i.e., the marketing of one or more of natural gas, electricity or water and the provision of related services, including provision of the commodity, provision of transmission, transportation or distribution, provision of financial and risk management services and products, and provision of customer care functions (e.g., meter, billing and collection functions) (the "Joint Application Opportunity")). The Exclusivity Period began on the closing of the Equity Investment and continues until the earlier of (x) the third anniversary of the date of closing of the Equity Investment or (y) the date upon which ECT and any of its affiliates hold less than 5% of the capital stock or warrants of the Company (determined on a fully-diluted basis as if all warrants or rights to acquire capital stock were exercised, and determined without reference to any voting rights). During the Exclusivity Period, the Company is obligated to provide ECT notice of any Joint Application Opportunity that the Company desires to pursue anywhere in the United States. If ECT notifies the Company that it desires to participate in the Joint Application Opportunity, then the Company cannot pursue the Joint Application Opportunity without the participation of ECT. If ECT elects not to participate in the Joint Application Opportunity, then the Company is free to pursue independently the telecommunications portion of such Joint

Application Opportunity without the participation of ECT, but cannot pursue the Joint Application Opportunity with any other person (except for provision of the telecommunications portion thereof on a subcontract basis only), and ECT is free to pursue the Joint Application Opportunity (including the utility applications and/or the telecommunications applications) on its own or with any party other than the Company.

  Securityholders Agreement. The Sturm Entities and ECT entered into a Securityholders Agreement, to which the Company is also a party, in connection with the closing of the Equity Investment. The Securityholders Agreement contains agreements among the Sturm Entities and ECT with respect to the designation, election, removal and replacement of the members of the Board of Directors of the Company other than those elected by the holders of the Company's Series B Common Stock. The Securityholders Agreement also contains agreements among the Sturm Entities and ECT (i) providing for rights of first offer with respect to certain proposed transfers of common stock or warrants of the Company by any of the Sturm Entities or ECT, (ii) providing for rights to purchase the common stock and warrants held by a party to the Securityholders Agreement (other than the Company) that experiences a change of control or other triggering event and (iii) providing for rights to participate in certain proposed dispositions of common stock or warrants by any of the Sturm Entities or ECT.

  Transaction Fees and Expenses. The Company paid the Sturm Entities and ECT a transaction fee equal to six percent of the gross amount invested by them in the Equity Investment (based upon the $30 million invested, $900,000 for the Sturm Entities and $900,000 for ECT). Spectra 3 and ECT also received the six percent transaction fee on the $20 million invested in the Additional Equity Investment ($600,000 for the Sturm Entities and $600,000 for ECT). In addition, the Company reimbursed all reasonable costs and expenses of the Sturm Entities and ECT incurred in connection with the Stock Purchase Agreement, up to a maximum of $50,000 for the Sturm Entities and $50,000 for ECT, plus the $90,000 of required filing fees under the Hart-Scott-Rodino Act.

  Management Services Agreements. The Company executed Management Consulting Services Agreements with Corporate Managers, LLC, a Colorado limited liability company and an affiliate of the Sturm Entities, and ECT pursuant to which they will provide management services to the Company for three years following the closing of the Equity Investment for an annual management fee. Both Management Services Agreements initially provided for annual management fees of $500,000 plus out of pocket expenses. The Company amended the Management Consulting Services Agreement with Corporate Managers, LLC in March 1998 to provide for an annual management fee of $620,000 plus out of pocket expenses because Mr. Sturm had taken a more active management role with the Company than originally anticipated. On October 1, 1998, the Company further amended the Management Consulting Services Agreement to reduce the compensation payable to Corporate Managers, LLC thereunder to $500,000 per year. This reduction was intended to reflect the reduced role Mr. Sturm was expected to take effective with the retention of Mr. Ohringer as the Company's new Chief Executive Officer and President. Corporate Managers, LLC and ECT each has the right in its discretion to terminate its Management Consulting Services Agreement with the Company.

Subsequent Transfer of Certain Interests and Obligations of ECT

  In December 1998, in connection with a reorganization of ECT's asset portfolio, ECT transferred all of the Company securities it held as of such date and its rights and obligations under the Amended and Restated Investor Rights Agreement and the Securityholders Agreement (collectively, the "Transferred Interests") to one of its affiliates, Ponderosa Assets, L.P., a Delaware limited partnership ("Ponderosa"), as consideration for a limited partnership interest in Ponderosa. Ponderosa subsequently transferred the Transferred Interests to Sundance, another affiliate of ECT, in consideration of a limited partnership interest in Sundance. ECT continues to be a party to the Business Opportunity Agreement and the Management Consulting Services Agreement.

Legal Matters

  John C. Stiska, one of the Company's directors, accepted an of counsel position with Latham & Watkins in July 1998. Latham & Watkins provides legal services to the Company.

Indemnification Obligation

  The Company has agreed to make advances to Mr. Ohringer to cover his expenses in connection with a lawsuit filed against him by ICG Telecom Group, Inc. ("ICG"), Mr. Ohringer's former employer. ICG's complaint alleges that Mr. Ohringer breached fiduciary duties he owed to ICG by attempting to induce ICG employees to leave ICG and accept positions with the Company both before and after Mr. Ohringer resigned from ICG. ICG's complaint seeks unspecified consequential and exemplary damages. The Company is advancing Mr. Ohringer's expenses and may be required to indemnify him pursuant to the Indemnification Agreement dated as of March 1, 1999 between the Company and Mr. Ohringer and pursuant to the indemnification provisions contained in the Company's certificate of incorporation and bylaws. To date, the Company has made no advances to Mr. Ohringer to cover his legal expenses. Although Mr. Ohringer intends to vigorously defend himself against the claims made by ICG, the Company may be required to indemnify Mr. Ohringer for additional expenses as well as amounts that Mr. Ohringer may be required to pay in settlement of the claims made by ICG or upon a judgment in favor of ICG.

                                  PROPOSAL 2

                          APPROVAL OF THE ADOPTION OF
       THE 1999 EQUITY INCENTIVE PLAN OF FIRSTWORLD COMMUNICATIONS, INC.

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve the adoption of The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. (the "Incentive Plan") described herein. The Incentive Plan was adopted by the Board of Directors on March 8, 1999, subject to approval by the stockholders at the Annual Meeting.

General Nature and Purposes of the Incentive Plan

  The principal purposes of the Incentive Plan are to provide incentives for key employees and consultants of the Company through granting of options and stock appreciation rights ("SARs," and together with options, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ.

  A brief description of the principal features of the Incentive Plan follows, but the description is qualified in its entirety by reference to the Incentive Plan itself, a copy of which is included as Exhibit A to this Proxy Statement.

Administration of the Plan

  The Incentive Plan will be administered by the Compensation Committee of the Company's Board of Directors or another committee of the Board of Directors assuming the functions of the Compensation Committee under the Incentive Plan (the "Committee") with respect to options and other awards granted to employees or consultants. The Committee will consist of at least two members of the Board of Directors, each of whom is a "non-employee director" for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an outside director for purposes of
Section 162(m) of the Code. Subject to the terms and conditions of the Incentive Plan and the approval of the Board of Directors, the Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Incentive Plan. The Committee is also authorized to adopt, amend, interpret and revoke rules relating to the administration of the Incentive Plan. Pursuant to authority granted under the Incentive Plan, the Board of Directors has elected to administer the Incentive Plan and has assumed the rights and duties of the Committee under the Incentive Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Securities Subject to the Incentive Plan

  The aggregate number of shares of Series B Common Stock (or the equivalent in other equity securities) which may be issued upon exercise of options will not exceed 5,000,000. Furthermore, the maximum number of shares which may be subject to options under the Incentive Plan to any individual in any calendar year cannot exceed 500,000.

  The shares available under the Incentive Plan upon exercise of stock options may be either previously unissued shares or treasury shares. The Committee has the discretion to make appropriate adjustments in the number and kind of securities subject to the Incentive Plan and to outstanding Awards thereunder to reflect dividends or other distributions; a recapitalization, reclassification, reorganization, merger or consolidation of the Company; the split-up, spin-off, combination, repurchase, liquidation or dissolution of the Company; or the disposition of all or substantially all of the assets of the Company or the exchange of Series B Common Stock or other securities of the Company; or other similar corporate transaction or event (an "extraordinary corporate event").

  At May 1, 1999, options covering an aggregate of 1,738,250 shares of the Company's Series B Common Stock were outstanding under the Incentive Plan. In addition, as of May 1, 1999, SARs covering an aggregate of 278,550 shares of the Company's Series B Common Stock were outstanding under the Incentive Plan. 3,261,750 shares remained available for future grant under the Incentive Plan, assuming stockholder approval of the adoption of the Incentive Plan.

  If any portion of a stock option terminates or lapses unexercised, or is canceled upon grant of a new option (which may be at a higher or lower exercise price than the option so canceled), the shares which were subject to the unexercised portion of such option will continue to be available for issuance under the Incentive Plan.

Term of Incentive Plan; Amendments

  The Incentive Plan will expire on March 8, 2004, unless earlier terminated. Amendments of the Incentive Plan to increase the number of shares as to which Awards may be made (except for adjustments resulting from stock splits and the like, and mergers, consolidations and other extraordinary corporate transactions) require the approval of the Company's stockholders. In all other respects the Incentive Plan can be amended, modified, suspended or terminated by the Committee or the Board of Directors, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Incentive Plan will not, without the consent of the participant, affect such person's rights under an Award previously awarded, unless the Award agreement governing such Award itself otherwise expressly so provides.

Eligibility

  Options or SARs under the Incentive Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Committee for participation in the Incentive Plan. Approximately 390 employees are eligible to participate in the Incentive Plan. More than one option or SAR may be granted to an employee or consultant, but to the extent the aggregate fair market value of stock with respect to which ISOs (as defined herein) awarded under the Incentive Plan and all other incentive stock option plans of the Company (determined without regard to the vesting limitations contained in Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options will be taxed as nonqualified stock options. For this purpose, the fair market value of stock will be determined as of the time the option is granted. Non-employee directors of the Company and its subsidiaries may be granted NQSOs (as defined herein) in accordance with the Incentive Plan.

Payment for Shares

  The exercise or purchase price for all options or SARs, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase; provided, however, with respect to amounts payable in connection with the exercise of options the Committee may (i) allow payment, in whole or in part, through the surrender of shares of Series B Common Stock then issuable upon exercise of the option having a Fair Market Value (as defined in the Incentive Plan) on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof;
(ii) allow payment, in whole or in part, through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Series B Common Stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price and any applicable withholding or other employment taxes; or (iii) allow payment through any combination of the consideration provided in the foregoing clauses (i) and (ii).

Non-Assignability of Options

  No option granted under the Incentive Plan may be assigned or transferred by the grantee, except by will, the laws of descent and distributions, although the shares underlying such Awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option, the option may be exercised only by the holder.

Awards Under the Incentive Plan

  The Incentive Plan provides that the Committee may grant or issue stock options ("Options") and SARs. Descriptions of the different types of Options and SARs that may be awarded under the Incentive Plan are set forth below.

  Incentive Stock Options ("ISOs"). ISOs will be designed to comply with applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the Fair Market Value of a share of Series B Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within seven years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Incentive Plan provides that the exercise price for such ISO must be at least 110% of the fair market value of a share of Series B Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

  Nonqualified Stock Options ("NQSOs"). NQSOs will provide for the right to purchase Series B Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code or NQSOs issued to persons possessing more than 10% of the total combined voting power of all classes of stock of the Company, may be up to 15% less than Fair Market Value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant's continued provision of services to the Company and/or subject to the satisfaction of individual or Company performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee, provided that such term does not exceed seven years from the date of grant.

  SARs. The Committee may grant SARs having terms and conditions consistent with the Incentive PlanIn to employees or consultants in connection with Options or separately. SARs granted by the Committee in connection with Options entitle the optionee to surrender unexercised to the Company a portion of the Option to which the SAR relates in exchange for an amount determined by multiplying (i) the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Series B Common Stock on the date of exercise of the SAR by (ii) the number of shares of Series B Common Stock with respect to which the SAR has been exercised. SARs granted by the Committee independent of Options granted under the Incentive Plan entitle the grantee to exercise all or a specified portion of the SAR (at the exercise price per share of Series B Common Stock subject to such SAR set by the Committee) in exchange for an amount determined by multiplying (i) the difference obtained by subtracting the SAR purchase price from the Fair Market Value of a share of Series B Common Stock on the date of exercise of the SAR by (ii) the number of shares of Series B Common Stock with respect to which the SAR has been exercised.

  The Incentive Plan provides that the Board of Directors has the right, but not the obligation, to convert SARs granted under the Incentive Plan from SARs to Options to purchase Series B Common Stock of the Company. The Incentive Plan further provides that in any conversion of SARs to Options (i) the exercise price of the Options shall be equal to the initial price as stated in the Award agreement governing the SAR and (ii) the option exercise period shall equal the period of exercisability as provided in the Award agreement governing the SAR.

  Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the Incentive Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Committee in the SAR agreements. Payments to participants in the Incentive Plan upon the exercise of an SAR must be in cash.

General Terms of Awards Under the Incentive Plan

  Agreements; No Right of Continued Employment. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award. The dates on which options or other Awards under the Incentive Plan first become exercisable and on which they expire will be set forth in individual Award agreements setting forth the terms of the Awards. Such agreements generally will provide that options and other Awards expire within a certain period after the termination of the participant's status as an employee or consultant.

  Nothing in the Incentive Plan or in any an Award agreement will confer upon any optionee any right to continue in the employ of, or as a consultant for, the Company or any subsidiary, or will interfere with or restrict in any way the rights of the Company or any subsidiary to discharge any optionee at any time for any reason whatsoever, with or without cause.

  Adjustments Upon Change in Capitalization. The Committee has the discretion to make appropriate adjustments in the number and kind of securities subject to the Incentive Plan and to outstanding awards thereunder to reflect dividends or other distributions; a recapitalization, reclassification, stock split, reverse stock split, or reorganization, merger or consolidation of the Company; the split-up, spin-off, combination, repurchase, liquidation or dissolution of the Company; or the disposition of all or substantially all of the assets of the Company or the exchange of Series B Common Stock or other securities of the Company; or other similar corporate transaction or event (an "extraordinary corporate event").

  Extraordinary Corporate Events. The Committee (or the Board of Directors with respect to Director Options) has discretion under the Incentive Plan to provide that options and other rights to acquire Series B Common Stock will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified "extraordinary corporate events;" but in such event the Committee (or the Board of Directors with respect to Director Options) may also give optionees and other grantees the right to exercise their outstanding options or rights in full during some period prior to such event, even though the options or other Awards have not yet become fully exercisable, and the Committee (or the Board of Directors with respect to Director Options) may also provide that all restrictions imposed on some or all shares of restricted stock and/or deferred stock shall lapse, and some or all shares of restricted stock may cease to be subject to the Company's right to repurchase after such event.

  Change of Control. Generally, in the event of a Change of Control (as defined in the Incentive Plan), the Board of Directors shall provide that all options and SARs granted under the Incentive Plan shall become fully exercisable or that the resulting or surviving corporation in any merger or consolidation associated with such Change of Control will assume such options and SARs or substitute an equivalent option or right on terms and conditions which shall substantially preserve to each holder the rights and benefits held by such holder prior to the Change of Control.

  Right of First Refusal. Before an optionee transfers, assigns or sells shares of Series B Common Stock acquired through the exercise of an option under the Incentive Plan ("Option Shares"), such optionee must offer to sell such Option Shares to the Company in accordance with the terms and conditions of Section 6.2 of the Incentive Plan. Prior to consummating the proposed transfer, the optionee must provide written notice of the proposed transfer to the Company and allow the Company 15 days to determine whether to purchase all of the Option Shares upon the terms and conditions contained in the purchase offer received by the optionee (the "Purchase Offer") and an additional 15 days to consummate such purchase if the Company notifies the optionee of its intent to purchase such shares within the first 15 day period. If the Company does not elect to purchase all of the Option Shares, then the optionee shall have 30 days after the termination of the 15 day Company purchase period to transfer the Option Shares to the proposed acquiror. This right of first refusal does not apply to transfers to Related Persons (as defined in the Incentive Plan) if such Related Person transferee agrees to be bound by the terms of the Incentive Plan.

  The Company's right to purchase Option Shares terminates upon the completion of an offering of its equity securities on Form S-1 (or a successor form) which results in the public owning Series B Common Stock possessing at least 20% of the voting power of the Series B Common Stock.

  Other Restrictions on Transfer. Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent or distribution, unless and until such options have been exercised, or the shares underlying such options have been issued, and all restrictions applicable to such shares have lapsed. In addition, the Committee, in its discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such other restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares.

  Notice of Disposition. The Committee may require the employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an ISO, within two years from the date of granting such option or one year after the transfer of such shares to such employee. Certificates evidencing shares acquired by exercise of an ISO shall refer to such requirement to give prompt notice of disposition.

  Withholding Tax Obligations. As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions of any option or other Award granted under the Incentive Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other Awards, subject to the discretion of the Committee to disapprove such use.

Securities Law

  The Incentive Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Incentive Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Incentive Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Certain Federal Income Tax Consequences With Respect to the Incentive Plan

  The tax consequences of the Incentive Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Incentive Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

  ISOs. In general, holders of ISOs will not realize income for federal income tax purposes upon either the grant of the ISO or its exercise. However, the amount by which the fair market value of the shares purchased upon exercise of the ISO exceeds the exercise price will be an "item of adjustment" for purposes of alternative minimum tax. Upon the sale or other taxable disposition of the shares purchased upon exercise of an ISO, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the exercise price if no disposition of the shares has taken place within either (1) one year from the date of transfer of the shares to the optionee upon exercise or (2) two years from the date of grant of the ISO. If the shares are sold or otherwise disposed of before the end of such one- or two-year periods, the difference between the exercise price and the fair market value of the shares on the date on which the ISO is exercised will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If there is a disposition of the shares before the expiration of such one- or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income is limited to the amount realized less the exercise price paid. The Company (or a subsidiary of the Company which employs the optionee) will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares received upon exercise of ISO.

  The Committee may permit a holder exercising an ISO to pay for the shares of stock purchased upon exercise by having a portion of the shares of stock purchased upon exercise sold by the holder's broker and the proceeds of the sale paid to the Company. The sale of the shares of stock by the holder's broker will be a disposition of the shares before the end of the one-year or two-year holding period. As a result, the difference between the exercise price of the shares of stock sold by the broker and the fair market value of the shares of stock, determined on the date on which the incentive stock option is exercised, will be taxed as ordinary income; the balance of any gain will be taxed as capital gain. If the amount realized on the sale of the stock sold by the broker is less than the fair market value of the shares on the date of exercise, the holder's ordinary income is limited to the amount realized less the exercise price paid. The Company (or a subsidiary of the Company which employs the optionee) will be entitled to a tax deduction to the extent the optionee has ordinary income upon the sale of the shares of stock sold by the holder's broker.

  NQSOs. In general, a holder of a NQSO will not realize income for federal income tax purposes as a result of the grant of such NQSO, but normally will realize compensation income upon exercise of the NQSO to the extent that the fair market value of the shares on the date of exercise of the NQSO exceeds the aggregate option exercise price paid. The Company (or a subsidiary of the Company which employs the optionee) will be entitled to a deduction in the same amount at the time of exercise of the NQSO, provided that the Company (or a subsidiary of the Company which employs the optionee) reports on a timely basis the taxes on the ordinary income realized by the optionee upon the exercise of a NQSO.

  A holder exercising a NQSO may elect to pay amounts required to be withheld under federal, state or local law in connection with the exercise of the option by having a portion of the shares purchased upon exercise retained by the Company. The shares of stock retained will be treated as sold to the Company and the holder generally will not realize a gain on the sale.

  A holder exercising a NQSO may elect to pay for the shares of stock purchased upon exercise and all applicable withholding taxes by having a portion of the shares of stock purchased upon exercise sold by the holder's broker and the proceeds of the sale paid to the Company. The holder will realize additional gain or loss on the sale of the shares of stock by the holder's broker based on the difference between the fair market value of the shares of stock on the exercise date and the sale price.

  SARs. A holder of an SAR will not realize income for federal income tax purposes as a result of the grant of such SAR, but upon exercise of the SAR normally will realize compensation income in the year of such exercise equal to the fair market value of the cash received upon such exercise. The Company (or a subsidiary of the Company which employs the holder) will be entitled to a deduction in the same amount at the time of exercise of the SAR.

  A holder of a SAR will not realize income for federal income tax purposes as a result of the conversion of an SAR into an option to purchase shares of Series B Common Stock. A holder who receives an ISO upon conversion of a SAR will be subject to the rules described above under the caption "--ISOs." A holder who receives a NQSO upon conversion of an SAR will be subject to the rules described above under the caption "--NQSOs."

Options and SARs Granted Under the Incentive Plan

  As of May 1, 1999, options to purchase an aggregate of 1,150,00 shares of Series B Common Stock have been granted under the Incentive Plan to the Company's current executive officers as a group. As of May 1,

1999, no options to purchase shares of Series B Common Stock have been granted to any of the Named Executive Officers. As of May 1, 1999, no options to purchase shares of Series B Common Stock have been granted to the non-employee directors of the Company (Messrs. Sturm, Garland, Spitzenberger, Horn and Stiska and Ms. Sturm) under the Incentive Plan. As of May 1, 1999, options to purchase an aggregate of 613,250 shares of Series B Common Stock have been granted under the Incentive Plan to all employees, including all current officers who are not executive officers, as a group.

  As of May 1, 1999, no SARs have been awarded under the Incentive Plan to (i) any of the current executive officers of the Company, (ii) any of the Named Executive Officers or (iii) to the non-employee directors of the Company. As of May 1, 1999, SARs covering 278,550 shares of Series B Common Stock have been granted under the Incentive Plan to all employees, including all current officers who are not executive officers, as a group.

Vote Required

  The affirmative vote of stockholders holding a majority of the voting power of the stock represented and entitled to vote, in person or by proxy, at the Annual Meeting is required to approve the adoption of the Incentive Plan.

  The Company's Board of Directors Unanimously Recommends a Vote "FOR" the Approval of the Adoption of The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. Proxies Solicited by the Board of Directors Will be so Voted Unless Stockholders Specify Otherwise on the Accompanying Proxy.

                                  PROPOSAL 3

                          APPROVAL OF THE ADOPTION OF
        THE 1998 STOCK PURCHASE PLAN OF FIRSTWORLD COMMUNICATIONS, INC.

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve the adoption of the 1998 Stock Purchase Plan of FirstWorld Communications, Inc. (the "Stock Purchase Plan") described herein. The Stock Purchase Plan was adopted by the Board of Directors on September 18, 1998, subject to approval by the stockholders at the Annual Meeting.

General Nature and Purposes of the Stock Purchase Plan

  The purposes of the Stock Purchase Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and to promote the success of the Company's business.

  A brief description of the principal features of the Stock Purchase Plan follows, but the description is qualified in its entirety by reference to the Stock Purchase Plan itself, a copy of which is included as Exhibit B to this Proxy Statement.

Administration of the Plan

  The Stock Purchase Plan is administered by the Compensation Committee or by another committee (the "Committee") appointed by the Board. The composition of the Committee must at all times comply with the applicable requirements relating to the administration of the Stock Purchase Plan under U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code of 1986, as amended (the "Code"), any stock exchange or quotation system on which the Series B Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where stock purchase rights may be granted under the Stock Purchase Plan.

Stock Purchase Rights

  Under the Stock Purchase Plan, the Committee may grant rights to purchase (each, a "Stock Purchase Right") an aggregate of 500,000 shares of Series B Common Stock to employees, officers or directors of the Company. The Stock Purchase Plan allows for up to 50% of the purchase price of any stock purchased thereunder to be paid in the form of a promissory note. If the offeree elects to pay a portion of the purchase price with a promissory note, such offeree must also pledge the shares acquired with the proceeds of the promissory note to secure the promissory note.

Powers of the Compensation Committee

  The Committee has authority to select the offerees to whom Stock Purchase Rights may be granted under the Stock Purchase Plan, to determine the number of shares to be covered by each such award granted thereunder, to approve the form and determine the terms and conditions of the agreement for use in connection with awards made under the Stock Purchase Plan, to prescribe, amend and rescind rules and regulations relating to the Stock Purchase Plan, to construe and interpret the terms of the Stock Purchase Plan and awards granted pursuant to the Stock Purchase Plan and to make all other determinations necessary for administration of the Stock Purchase Plan.

Repurchase Option

  Unless the Committee determines otherwise, the agreement entered into between the offeree and the Company authorizing the Stock Purchase Right shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's services with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to such agreement shall be the original price paid by the purchaser and may be paid, in whole or in part, by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine, provided, that in any event, the repurchase option shall in no case lapse at a rate of less than 20% per year over five (5) years from the date of purchase.

Rights as a Stockholder

  Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

No Right to Continued Employment

  Neither the Stock Purchase Plan nor the grant of any Stock Purchase Right thereunder shall confer upon any offeree any right with respect to continuing the offeree's employment relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

Adjustments Upon Changes in Capitalization

  Subject to any required action by the stockholders of the Company, the number of shares of Series B Common Stock covered by each outstanding Stock Purchase Right, and the number of shares of Series B Common Stock which have been authorized for issuance under the Stock Purchase Plan but as to which no Stock Purchase Rights have yet been granted or which have been returned to the Stock Purchase Plan upon cancellation or expiration of a Stock Purchase Right, as well as the price per share of Series B Common Stock covered by each outstanding Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Series B Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Series B Common Stock, or any other increase or decrease in the number of issued shares of Series B Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

  In the event of a proposed dissolution or liquidation of the Company, the Committee shall notify each offeree as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an offeree to have the right to exercise his or her Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Series B Common Stock covered thereby, including shares as to which the Stock Purchase Right would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any shares purchased upon exercise of a Stock Purchase Right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, a Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

  In the event of a merger of the Company with or into another corporation (or similar business organization), or the sale of substantially all of the assets of the Company, each outstanding Stock Purchase Right shall be assumed or an equivalent right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Purchase Right, any shares theretofore not fully exercisable shall accelerate and the offeree shall have the right to exercise the Stock Purchase Right as to all shares subject to such Stock Purchase Right, including shares as to which it would not otherwise be exercisable. If a Stock Purchase Right becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the offeree in writing or electronically that the Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Stock Purchase Right shall terminate upon the expiration of such period.

Compliance with Law

  Shares shall not be issued pursuant to the exercise of a Stock Purchase Right unless the exercise of such Stock Purchase Right and the issuance and delivery of such shares complies with the applicable requirements relating to the administration of the Stock Purchase Plan under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Series B Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Stock Purchase Rights may also be granted under the Stock Purchase Plan and is further subject to the approval of counsel for the Company with respect to such compliance.

Amendment; Termination

  The Board of Directors may at any time amend, alter, suspend or terminate the Stock Purchase Plan. Notwithstanding the foregoing, the Board of Directors shall obtain stockholder approval of any amendment to the Stock Purchase Plan to the extent necessary and desirable to comply with the applicable requirements relating to the administration of the Stock Purchase Plan under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Series B Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Stock Purchase Rights may also be granted under the Stock Purchase Plan. No amendment, alteration, suspension or termination of the Stock Purchase Plan shall impair the rights of any offeree, unless mutually agreed to by the offeree and the Committee, which agreement must be in writing and signed by the offeree and the Company. Termination of the Stock Purchase Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Stock Purchase Rights granted under the Stock Purchase Plan prior to the date of such termination.

Certain Federal Income Tax Consequences With Respect to the Stock Purchase
Plan

  A recipient of a Stock Purchase Right will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. After stockholder approval of the Stock Purchase Plan has been obtained, upon the purchase of Series B Common Stock pursuant to a Stock Purchase Right by delivery of a fully recourse promissory note or for cash, the purchaser will recognize ordinary income at the date of purchase equal to the excess, if any, of the fair market value of the Series B Common Stock purchased over the purchase price therefor and the Company will be entitled to a deduction for the same amount.

  Prior to the time that stockholder approval of the Stock Purchase Plan is obtained, upon the purchase of Series B Common Stock under the Stock Purchase Plan pursuant to a Stock Purchase Right by delivery of a fully recourse promissory note or for cash, the purchaser will not recognize taxable income upon such purchase and the Company generally will not then be entitled to a deduction, unless an election is made under Section 83(b) of the Code. However, when stockholder approval of the Stock Purchase Plan is obtained, such that shares of Series B Common Stock are no longer subject to a substantial risk of forfeiture, the purchaser generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess, if any, of the fair market value of the Series B Common Stock purchased as of the date stockholder approval of the Stock Purchase Plan is obtained over the purchase price therefor. If an election under Section 83(b) with respect to Series B Common Stock purchased pursuant to a Stock Purchase Right by delivery of a fully recourse promissory note or for cash is made prior to the time stockholder approval of the Stock Purchase Plan is obtained, the purchaser generally will recognize ordinary income at the date of purchase equal to the excess, if any, of the fair market value of the Series B Common Stock purchased as of the date of purchase over the purchase price therefor and the Company will be entitled to a deduction for the same amount.

  The federal income tax consequences of the purchase of Series B Common Stock pursuant to a Stock Purchase Right by delivery of a non-recourse or partially recourse promissory note are less clear. Regulations promulgated under Section 83 provide that if the purchase price for property transferred in connection with the performance of services is an amount paid by indebtedness secured by the property on which there is no personal liability to pay all or a substantial part of such indebtedness, such a transaction may be treated for federal income tax purposes in the same manner as a grant of a nonqualified stock option. In such event, the purchase of Series B

Common Stock pursuant to a Stock Purchase Right would be taxable as if the Stock Purchase Right were an option, with the option being treated as being exercised at the time of payment by the purchaser of any non-recourse portion of the promissory note. A purchaser of Series B Common Stock pursuant to a Stock Purchase Right by delivery of a non-recourse or partially recourse promissory note may not be eligible to make an election under Section 83(b) with respect to the Series B Common Stock purchased.

Stock Purchase Rights Granted Under the Stock Purchase Plan

  In September 1998, the Company offered Stock Purchase Rights to purchase an aggregate of 300,000 shares of Series B Common Stock to 17 offerees. Robert E. Randall, a former Executive Vice President and former acting Chief Financial Officer of the Company, received 40,000 Stock Purchase Rights; John Lewis, the former Senior Vice President, Network and Operations of the Company, received 25,000 Stock Purchase Rights; and Dennis M. Mulroy, the former Vice President, Finance and Administration of the Company, received 20,000 Stock Purchase Rights. None of Messrs. Randall, Lewis or Mulroy exercised any of the Stock Purchase Rights they were granted prior to the stated expiration of such Stock Purchase Rights in November 1998. However, prior to the stated expiration of the Stock Purchase Rights in November 1998, five other employees did purchase 42,250 shares of Series B Common Stock at a price of $4.50 per share. No Stock Purchase Rights have been granted under the Stock Purchase Plan since September 1998.

Vote Required

  The affirmative vote of stockholders holding a majority of the voting power of the stock represented and entitled to vote, in person or by proxy, at the Annual Meeting is required to approve the adoption of the Stock Purchase Plan.

  The Company's Board of Directors Unanimously Recommends a Vote "FOR" the Approval of the Adoption of the 1998 Stock Purchase Plan of FirstWorld Communications, Inc. Proxies Solicited by the Board of Directors Will be so Voted Unless Stockholders Specify Otherwise on the Accompanying Proxy.

                                  PROPOSAL 4

APPROVAL OF THE ADOPTION OFTHE FIRSTWORLD COMMUNICATIONS, INC. QUARTERLY BONUS
                                    PROGRAM

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve the adoption of FirstWorld Communications, Inc. Quarterly Bonus Program (the "Bonus Program") described herein. The Bonus Program was adopted by the Board of Directors as of May 3, 1999.

  Although there is no specific requirement for the Company's stockholders to approve the Bonus Program, the Board of Directors would like the Company's stockholders to approve the Bonus Program. The Board of Directors believes that the Bonus Program will provide an incentive for superior work and motivate Plan Participants (as defined below) toward higher achievement and business results. In addition, the Board of Directors also believes the Bonus Program will further tie the Plan Participants' goals and interests to those of the Company and its stockholders, and will help enable the Company to attract and retain highly qualified employees. Should the Bonus Program not be approved by the Company's stockholders, the Company intends to continue to operate the Bonus Program and award bonuses to employees thereunder.

General Nature and Purposes of the Bonus Program

  The Bonus Program is intended to incentivize both individual productivity and employee retention. Bonuses (each, a "Bonus") paid out to eligible participants in the Bonus Program are based in part on the productivity of a participant's profit and loss center (each, a "Profit and Loss Center") and in part on individual performance. In order to be eligible to receive a bonus a participant's Profit and Loss Center and the individual participant must meet certain minimum performance goals or standards. Failure of the Profit and Loss Center or the individual participant to meet these minimum performance goals or standards results in such individual participant being ineligible for any Bonus for that period.

  A brief description of the principal features of the Bonus Program follows, but the description is qualified in its entirety by reference to the Bonus Program itself, a copy of which is included as Exhibit C to this Proxy Statement.

Administration of the Bonus Program

  The Bonus Program will be administered by the Compensation Committee (the "Committee") of the Company. Subject to the provisions of the Bonus Program, the Committee shall have the plenary authority to (i) interpret the Bonus Program, (ii) make such rules as it deems necessary for the proper administration of the Bonus Program, (iii) make all other determinations necessary or advisable for the administration of the Bonus Program and (iv) correct any defect or supply any omission or reconcile any inconsistency in the Bonus Program in the manner and to the extent that the Committee deems advisable. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Bonus Program, and shall be final, conclusive and binding on all persons including the Company and Plan Participants (as defined below).

Eligibility for Participation in the Bonus Program

  The Bonus Program applies to non-commissioned employees of the Company who are scheduled to work 40 hours or more per week ("Plan Participants"). Temporary contract employees are not eligible to participate in the Bonus Program. The Bonus Program also provides that Plan Participants must be employed on the date a bonus check is issued in order to receive a Bonus.

Term of the Bonus Program

  The Bonus Program became effective on May 3, 1999, the date on which the Bonus Program was approved by the Board of Directors. The Bonus Program covers the period of January 1, 1999 through December 31, 1999 and each year thereafter so long as the Bonus Program remains in effect (each, a "Plan Year"). The Committee reserves the right to cancel, modify or alter the Bonus Program, in whole or in part, at any time, for any reason, with or without prior notice.

Bonuses; Criteria

  The maximum Bonus that particular Plan Participants are eligible to receive depends on their position with the Company; however, Plan Participants generally can receive between 10% and 20% of their "total compensation" (as defined in the Bonus Program) as a Bonus. Bonuses will be paid out to Plan Participants who qualify for such Bonuses four times during a Plan Year. The Plan Participant must be employed at the time the quarterly bonus is paid in order to earn and receive the bonus payment. The Bonus Program is structured so that an amount equal to 50% of the bonus calculated for each quarter will be earned and paid at the time the fourth quarter bonus payment is made. The Plan Participant must be employed at the time of the fourth quarter payment in order to earn and receive said amount. Bonuses will be calculated based upon the following weighted criteria: (i) 75% based on quarterly revenue goals of the Profit and Loss Center in which a Plan Participant works and (ii) 25% based on the individual Plan Participant's performance on a numerical scale as evaluated by such Plan Participant's direct supervisor. If a Profit and Loss Center fails to achieve 75% of its revenue goal for a particular quarter, then all Plan Participants in such Profit and Loss Center will not be eligible to receive a Bonus for such quarter, regardless of their individual performance. Similarly, Plan Participants scoring below an overall score of 3.0 (a score of below 3.0 corresponds to a "less than competent" review) will not qualify for a Bonus for such quarter, regardless of whether their Profit and Loss Center achieves its quarterly revenue goals.

Form of Payment; Option to Receive Bonus in Stock

  Plan Participants who qualify for a Bonus will generally be paid by the Company in cash. However, certain Plan Participants may elect to receive the Bonus they earned during a particular period in shares of Series B Common Stock ("Shares") in lieu of a cash payment. Subject in all cases to compliance with applicable state and federal securities laws, Plan Participants who report directly to the President and Chief Executive Officer of the Company ("Eligible Plan Participants") are eligible to make an election to receive their bonus in Shares.

  Shares Subject to the Program. An aggregate of Two Hundred Thousand Shares (200,000) shall be authorized for issuance under the Bonus Program. Such Shares may be previously authorized but unissued Shares or, if the Compensation Committee so decides in its sole discretion, previously issued Shares acquired by the Company and held in its treasury. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the maximum number of shares or securities that may be delivered under the Bonus Program and other relevant provisions shall be appropriately adjusted by the Committee.

  Issuance of Shares. An Eligible Plan Participant must notify the Company of his/her election to receive his/her bonus in Shares before the date bonuses would be paid out. An Eligible Plan Participant may elect to receive all or a certain portion of his/her bonus in Shares; provided, however, that an election to receive Shares must be for a minimum of 50% of such Eligible Plan Participant's bonus. The number of Shares to which the Eligible Plan Participant would be entitled will equal the cash bonus that the Eligible Plan Participant would have received but for his/her election to receive Shares, divided by the Fair Market Value of a Share (as defined in the Bonus Program) on the date the bonus payment is made. The Eligible Plan Participant would be required to pay taxes and other applicable withholdings on the dollar value of the quarterly bonus received before the Company is required to issue the Shares. The number of Shares to be issued will be rounded down to the next full Share.Legal and Regulatory Matters. The delivery of Shares pursuant to the Bonus Program shall be subject to compliance with (i) any actions required by governmental authorities in connection with the authorization, issuance, sale or delivery of such Shares, as well as applicable federal, state and foreign securities laws, (ii) if the outstanding Shares are listed at the time on any securities exchange or automated quotation system, the listing requirements of such exchange or system and (iii) the approval of counsel to the Company of all other legal matters in connection with the issuance and delivery of the Shares.

  No Rights as a Stockholder Until Certificate Issued. An Eligible Plan Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder until a stock certificate has been issued in the name of such Eligible Plan Participant in accordance with the terms and conditions of the Bonus Program.

Transfer to a Position Not Covered by the Bonus Program

  The Company may, in its sole discretion, transfer a Plan Participant to a new or different job position at any time. If a Plan Participant is transferred to a position not covered by the Bonus Program, the Plan Participant will cease participation under the Bonus Program as of the effective date of the transfer. However, for the quarter when the transfer occurs, the Plan Participant will receive a pro rata share of any bonus for which he or she would otherwise qualify under the Bonus Program.

Hire or Transfer to a Position Covered by the Bonus Program

  If a non-Plan Participant is hired or transferred to a position covered by the Bonus Program, he or she will become a Plan Participant effective the first day of the quarter beginning after the effective date of the hire or transfer.

Transfer from One Profit and Loss Center to Another Profit and Loss Center

  If a Plan Participant is transferred from one Profit and Loss Center to another, the Plan Participant's eligibility for a bonus in the quarter in which the transfer occurred will be based on the revenues of the Profit and Loss Center in which such Plan Participant is located at the end of the applicable quarter.

Termination of Employment

  All employees of the Company are employed on an "at will" basis. The employment relationship may be terminated by the Company or the employee at any time, for any reason, with or without cause or notice. The Bonus Program also provides that Plan Participants must be employed on the date a bonus check is issued in order to receive a bonus. However, if a Plan Participant's employment is terminated due to a "reduction in force" (as defined in the Bonus Program), the Plan Participant will receive a pro rata share of any bonus for which he or she would otherwise qualify under the Bonus Program for the quarter when such termination occurs, exclusive of the 50% payable at the end of the year.

Withholding Requirements and Arrangements

  Each recipient of a Bonus under the Bonus Program shall pay to the Company or make provision satisfactory to the Committee for payment of any taxes required by law to be withheld in respect of Bonuses under the Bonus Program no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in Shares, including Shares obtained in connection with the Bonus, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the recipient.

Amendments or Modifications

  The Committee may at any time discontinue granting Bonuses under the Bonus Program. The Committee also may modify, amend, suspend or terminate the Bonus Program in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Bonus Program shall be made without stockholder approval if such approval is necessary to comply with any applicable tax, regulatory or securities requirements or the requirements of any exchange or automated quotation system upon which Shares are then trading; and provided, further, that such modification, amendment, suspension or termination shall not affect adversely the rights of any previous recipient of a Bonus under the Bonus Program regardless of whether such Bonus was paid in cash or Shares.

Bonuses Granted Under the Bonus Program

  The actual amount of future bonus payments under the Bonus Program is not presently determinable. However, the Company expects to pay Plan Participants approximately $600,000 worth of bonuses for the quarter ended March 31, 1999. Of this eight, Eligible Plan Participants have the option to receive up to approximately 6,500 shares of Series B Common Stock in lieu of cash payments of approximately $39,000. The Company has no present knowledge of whether any Eligible Plan Participant will elect to receive all or a portion of such participant's bonus in stock.

Vote Required

  The affirmative vote of stockholders holding a majority of the voting power of the stock represented and entitled to vote, in person or by proxy, at the Annual Meeting is required to approve the adoption of the Bonus Program.

  The Company's Board of Directors Unanimously Recommends a Vote "FOR" the Approval of the Adoption of the FirstWorld Communications, Inc. Quarterly Bonus Program. Proxies Solicited by the Board of Directors Will be so Voted Unless Stockholders Specify Otherwise on the Accompanying Proxy.

                               PERFORMANCE GRAPH

  The following graph presents a comparison of the cumulative stockholder return on the Company's Series B Common Stock commencing on October 8, 1998, the date on which the Company's Series B Common Stock was registered with the Securities and Exchange Commission, and ending December 31, 1998, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and a peer group comprised of certain Internet service providers, telecommunications and web integration companies over the same period. The returns shown assume that $100 was invested in the Company's Series B Common Stock, stocks comprising the Nasdaq Stock Market (U.S.) Index and stocks comprising the peer group on October 8, 1998. The returns shown also assume that all dividends paid, if any, during the period were reinvested. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past performance is no guarantee of future results. In addition, there is no public market for the Company's Series B Common Stock. Because there is no public market for the Company's Series B Common Stock, the cumulative stockholder return of the Company's Series B Common Stock is based on the Board of Directors' determination of the fair market value of a share of Series B Common Stock. The Board of Directors did not change its determination of the fair market value of a share of Series B Common Stock during the relevant period. There can be no assurance that shares of Series B Common Stock would trade at the fair market value determined by the Company's Board of Directors if a public market existed for the Series B Common Stock.


                      [PERFORMANCE GRAPH APPEARS HERE]


                                                Cumulative Total Return
                                                -----------------------
                                                  10/8/98      12/31/98

        FIRSTWORLD COMMUNICATIONS, INC.             100           100
        PEER GROUP                                  100           211
        NASDAQ STOCK MARKET (U.S.)                  100           140

* The peer group selected by the Company consists of the following eight companies: Exodus Communications, Inc., @Home Corp., Concentric Network Corp., Globix Corp., International Network Services, Inc., PSI Net, Inc., Sapient Corp. and Verio, Inc. The total return for each company in the peer group has been weighted for stock market capitalization. These companies are Internet service providers, telecommunications and web integration companies.

                                    GENERAL

Independent Accountants

  The Board of Directors has selected PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the 1999 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  Effective November 1996, the Company engaged Price Waterhouse LLP (which subsequently merged with Coopers & Lybrand L.L.P. and is now known as PricewaterhouseCoopers LLP) as the Company's independent accountants and dismissed Coopers & Lybrand L.L.P. as its independent accountants. The decision to change independent accountants was approved by the Company's Board of Directors. The reports of Coopers & Lybrand L.L.P. on the Company's financial statements for the two years ended September 30, 1995, and for the period from September 1, 1993 (inception) through September 30, 1995, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. There were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures during the two years ended September 30, 1995, and for the period from September 1, 1993 (inception) through September 30, 1995, and through the date of their dismissal. Coopers & Lybrand L.L.P. has not audited or reported on any financial statements subsequent to September 30, 1995. Prior to November 1996, the Company had not consulted with Price Waterhouse LLP on items which involved the Company's accounting principles or the form of audit opinion to be issued on the Company's financial statements.

Compliance with Section 16(a) of the Exchange Act

  Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, directors, officers and beneficial owners of 10 percent or more of the Company's Series B Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission (the "Commission") on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Company's Series B Common Stock. Based solely on its review of such forms received by it, the Company believes that all of the Section 16(a) filings required to be made by Reporting Persons with respect to the 12 months ended December 31, 1998 were made on a timely basis except that one report of initial statement of beneficial ownership of securities on Form 3 with respect to one transaction was filed late by each of (i) David Gandini, the Executive Vice President of the Company, (ii) Marion K. Jenkins, the Senior Vice President, Information Technology and Chief Information Officer of the Company, and (iii) Douglas L. Kramer, the Senior Vice President and Chief Technical Officer of the Company.

Stockholder Proposals

  A proposal to be considered for inclusion in the Company's proxy statement for the next annual meeting must be received by the Secretary of the Company not later than January 18, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. A stockholder proposal submitted after January 20, 2000 will not be considered timely. Holders of proxies which expressly confer discretionary authority may vote for or against an untimely proposal.

Annual Report

  The Annual Report of the Company for the fiscal year ended September 30, 1998 will be mailed to stockholders of record on or about May 19, 1999. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

  If any person who was a beneficial owner of Series A Common Stock or Series B Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company's Annual Report on Form 10-K and its amended Annual Report on Form 10-K/A will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to FirstWorld Communications, Inc., 7100 E. Belleview Avenue, Suite 210, Greenwood Village, Colorado 80111,
Attention: Secretary.

Other Matters

  The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY
                        CARD IN THE ENCLOSED ENVELOPE.

                                       By Order of the Board of Directors

                                       Jeffrey L. Dykes
                                       Senior Vice President, General Counsel
                                        and Secretary

Dated: May 19, 1999

                                   EXHIBIT A

                        THE 1999 EQUITY INCENTIVE PLAN
                                      OF
                        FIRSTWORLD COMMUNICATIONS, INC.

  FirstWorld Communications, Inc., a Delaware corporation (the "Company"), has adopted The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. (the "Plan"), effective March 8, 1999, for the benefit of its eligible employees and consultants.

  The purposes of this Plan are as follows:

    (1) To provide an additional incentive for key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock which recognizes such growth, development and financial success.

    (2) To enable the Company to obtain and retain the services of key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company which will reflect the growth, development and financial success of the Company.

                                  ARTICLE I.

                                  Definitions

  1.1. General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

  1.2. Affiliate. "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

  1.3. Award. "Award" shall mean an Option or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, "Awards").

  1.4. Award Limit. "Award Limit" shall mean 500,000 shares of Common Stock, as adjusted pursuant to Section 9.3.

  1.5. Board. "Board" shall mean the Board of Directors of the Company.

  1.6. Change of Control. "Change of Control" shall mean (i) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, to form a holding company or to effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity or (ii) the transfer, or related transfers, of fifty-one percent (51%) or more of the total combined voting power of the Company's outstanding securities to a person or persons different from those who held such securities immediately prior to such transfer or related transfers, provided that transfers of voting securities between or among Enron Capital & Trade Resources Corp., a Delaware corporation, Donald L. Sturm or their respective Affiliates shall not be considered transfers that are subject to this clause (ii) and provided further, that acquisitions of voting securities by Enron Capital & Trade Resources Corp., a Delaware corporation, Donald L. Sturm or their respective Affiliates shall not be considered transfers that are subject to this clause
(ii).

  1.7. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

  1.8. Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 8.1.

  1.9. Common Stock. "Common Stock" shall mean the Series B Common Stock, $0.0001 par value per share, of the Company, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

  1.10. Company. "Company" shall mean FirstWorld Communications, Inc., a Delaware corporation.

  1.11. Director. "Director" shall mean a member of the Board.

  1.12. Disability. "Disability" shall mean, with respect to any Optionee, (i) the suffering of any mental or physical illness, disability or incapacity that shall in all material aspects preclude such Optionee from performing his or her employment or consultant duties or (ii) the absence of such Optionee from his or her employment or consultant duties by reason of any mental or physical illness, disability or incapacity for a period of six (6) months during any twelve (12) month period; provided, however, in either case, that such illness, disability or incapacity shall be reasonably determined to be of a permanent nature by the Committee.

  1.13. Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

  1.14. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  1.15. Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock shall be established by the Board acting in good faith, giving predominate weight to the earnings history, book value and prospects of the Company in light of market and industry conditions generally.

  1.16. Holder. "Holder" shall mean a person who has been granted or awarded an Award

  1.17. Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

  1.18. Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

  1.19. Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

  1.20. Option. "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to consultants shall be Non-Qualified Stock Options.

  1.21. Option Shares. "Option Shares" shall mean shares of Common Stock acquired by Optionees through the exercise of Options under this Plan.

  1.22. Optionee. "Optionee" shall mean an Employee or consultant granted an Option under this Plan.

  1.23. Person. "Person" shall mean a corporation, an association, a partnership, a trust, a limited liability company, an organization, a business or an individual.

  1.24. Plan. "Plan" shall mean The 1999 Equity Incentive Plan of FirstWorld Communications, Inc.

  1.25. Public Offering. "Public Offering" shall mean the Company's initial offering of equity securities on Form S-1 (or a successor form).

  1.26. Related Person. "Related Person" shall mean: (a) in the event of a Person's death, such Person's executors, administrators, testamentary trustees, legatees or beneficiaries or the executors, administrators, testamentary trustees, legatees or beneficiaries of a Person who has become a holder of Options or Option Shares in accordance with the terms of this Plan; or (b) a revocable trust or custodianship the beneficiaries of which may include only such Person, spouse or lineal descendants by blood or adoption.

  1.27. Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

  1.28. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

  1.29. Stock Appreciation Right. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article VII of the Plan.

  1.30. Stock Appreciation Right Award Agreement. "Stock Appreciation Right Award Agreement" shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

  1.31. Subsidiary. "Subsidiary" shall mean (a) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which the Company is a general partner, (c) any limited liability company in which the Company is a managing member or (d) any partnership or limited liability company in which the Company possesses a fifty percent (50%) or greater interest in the total capital or total income of such partnership.

  1.32. Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

  1.33. Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

  1.34. Termination for Cause. "Termination for Cause" shall mean the time when the employee-employer or consultant-employer relationship between an Optionee and the Company or any Subsidiary is terminated for cause, as termination for cause is defined in the Optionee's employment or consultancy agreement; provided, however, that if termination for cause is not therein defined, it shall have such meaning, in conformance with applicable law, as the Committee shall determine is appropriate.

                                  ARTICLE II.

                            Shares Subject to Plan

  2.1. Shares Subject to Plan.

  (a) The shares of stock subject to Options shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options under the Plan shall be 5,000,000. The shares of Common Stock of the Company issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

  (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any fiscal year of the Company shall not exceed the Award Limit.

  2.2. Add-back of Options and Other Rights. If any Option to acquire shares of Common Stock under the Plan expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be available for the granting of Options hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 9.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be available for the granting of Options hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof, may again be available for the granting of Options hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be available for the granting of Options if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                 ARTICLE III.

                              Granting of Options

  3.1. Eligibility. Any Employee or consultant who is selected by the Committee pursuant to Section 3.4(a)(i) and approved by the Board pursuant to
Section 3.4(b) shall be eligible to be granted an Option.

  3.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

  3.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

  3.4. Granting of Options.

  (a) Subject to the approval of the Board and the applicable limitations of this Plan, the Committee shall from time to time:

    (i) Determine which Employees are key Employees and select from among the key Employees and consultants (including Employees and consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

    (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees and consultants;

    (iii) Subject to Section 3.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance- based compensation as described in
  Section 162(m)(4)(C) of the Code; and

    (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in
  Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

  (b) The Board shall, in its absolute discretion, approve, disapprove or modify the Committee's selection under Section 3.4(a)(i)-(iv) of key Employees and consultants to be granted Options and the terms and conditions of such Options.

  (c) Upon the selection of a key Employee or consultant to be granted an Option and the approval of the Board, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that such Employee or consultant surrender for cancellation some or all of the unexercised Options or other rights which have been previously granted to such Employee or consultant under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

  (d) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE IV.

                               Terms of Options

  4.1. Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement (a "Stock Option Agreement"), which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

  4.2. Option Price. Subject to this Section 4.2, the Committee, in its discretion, may allocate a different price to each installment of shares subject to each Option. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that:

  (a) Unless otherwise permitted by applicable securities laws, such price shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock at the time the option is granted, except that the price shall be one hundred and ten percent (110%) of the Fair Market Value of the stock in the case of any person possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiary;

  (b) In the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted; and

  (c) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary such price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

  4.3. Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that:

  (a) No Option may have a term that extends beyond the expiration of seven
(7) years from the date the Option was granted;

  (b) In the case of Incentive Stock Options, the term shall not be more than seven (7) years from the date the Incentive Stock Option is granted, or five
(5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary;

  (c) Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination; and

  (d) Unless otherwise permitted by applicable securities laws:

    (i) In the event of an Optionee's Termination of Employment or Termination of Consultancy prior to a Public Offering for any reason except death, Disability or Termination for Cause, the Optionee shall have ninety
  (90) days from the date of such Termination of Employment or Termination of Consultancy to exercise the Option;

    (ii) In the event of an Optionee's Termination of Employment or Termination of Consultancy after a Public Offering for any reason except death, Disability or Termination for Cause, the Optionee shall have thirty
  (30) days from the date of such Termination of Employment or Termination of Consultancy to exercise the Option;

    (iii) In the event of an Optionee's Termination of Employment or Termination of Consultancy due to the Optionee's death or Disability, the Optionee shall have twelve (12) months from the date of such Termination of Employment or Termination of Consultancy to exercise the Option; and

    (iv) Notwithstanding the forgoing, if an Optionee's Termination of Employment or Termination of Consultancy also qualifies as a Termination for Cause, the Committee, in its discretion, may terminate the Optionee's right to exercise his or her Options on the date of such termination or such other time as the Committee, in its discretion, shall deem appropriate.

  4.4. Option Vesting.

  (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, subject to
Section 4.4(b), (i) unless otherwise permitted by applicable securities laws, each Option shall become exercisable no later than four (4) years after such Option is granted and such Option shall become exercisable with respect to at least twenty-five percent (25%) of the shares of Common Stock subject to such Option, as determined by the Committee in its sole discretion, on each anniversary of the date of the grant of such Option; and (ii) unless the Committee otherwise provides in the terms of the Stock Option Agreement or this Plan otherwise so dictates, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted; provided, further, that Options may become fully exercisable, subject to reasonable conditions such as continued employment or consultancy, at any time or during any period established by the Committee.

  (b) No portion of an Option which is unexercisable at Termination of Employment or Termination of Consultancy shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Stock Option Agreement or by action of the Committee following the grant of the Option.

  (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

  4.5. No Right to Employment. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of (or to consult for) the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

  4.6. Financial Statements. To the extent required by applicable securities laws, each Optionee shall receive financial statements of the Company at least annually.

                                  ARTICLE V.

                              Exercise of Options

  5.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

  5.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or such Secretary's office:

  (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

  (b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

  (c) In the event that the Option shall be exercised pursuant to Section 9.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

  (d) Full cash payment to the Secretary of the Company for the shares and for payment of any applicable withholding or other applicable employment taxes with respect to which the Option, or portion thereof, is exercised. However, the Committee, may in its discretion (i) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price and any applicable withholding or other employment taxes; or (iii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i) and (ii).

  5.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

  (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of stock is then listed;

  (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or the Board shall, in its absolute discretion, deem necessary or advisable;

  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or the Board shall, in its absolute discretion, determine to be necessary or advisable;

  (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or the Board may establish from time to time for reasons of administrative convenience; and

  (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

  5.4. Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                                  ARTICLE VI.

             Rights and Restrictions With Respect to Option Shares

  6.1. Transfer Restrictions. No Optionee may transfer, assign, pledge or otherwise encumber any Option Shares except as expressly provided otherwise in this Article VI; provided, however, that Option Shares may be transferred at any time to a Related Person, provided that the Related Person agrees in writing to be bound by the terms of this Plan.

  6.2. Company's Right of First Refusal.

  (a) An Optionee (a "Proposed Seller") shall be permitted to transfer, assign, or sell any Option Shares in an arm's length transaction (a "Proposed Transfer"); provided, however, such Optionee shall first offer to sell such Option Shares to the Company under the procedure described in paragraphs (b) and (c) of this Section 6.2.

  (b) Prior to consummating any Proposed Transfer, the Proposed Seller shall first notify the Company in writing that such Proposed Seller has received a bona fide written offer to purchase Option Shares (a "Purchase Offer") and shall offer to sell to the Company all Option Shares subject to the Purchase Offer upon the terms and conditions (including credit terms, if any) set forth in such Purchase Offer. Such notice (the "Offer Notice") shall set forth: (A) the number of Option Shares proposed to be transferred, (B) the name and address of the Proposed Seller and the proposed purchaser (the "Proposed Purchaser") and (C) the proposed amount of consideration and all other applicable terms and conditions as set forth in, and shall be accompanied by a copy of, the Purchase Offer.

  (c) (i) The Company shall have the option for a period of fifteen (15) days following the Company's receipt of the Offer Notice to agree to purchase all of the Option Shares subject to the Purchase Offer, upon the terms and conditions specified therein.

    (ii) In the event the Company agrees to purchase Option Shares pursuant to and in accordance with this Section 6.2, such purchase shall occur at the principal office of the Company ten (10) days following the expiration of the fifteen (15) day period specified in subparagraph (i) of this paragraph (c). In no event shall the Proposed Seller be required to transfer any Option Shares to the Company pursuant to this Section 6.2 unless the Company purchases all of the Option Shares subject to the Purchase Offer on the terms and at the price stated therein and within the time periods specified herein.

  (d) In the event the Company does not agree to purchase all of the Option Shares offered to the Company by a Proposed Seller pursuant to this Section 6.2, then the Proposed Seller shall have the right for a period of thirty (30) days after the termination of the Company's right to purchase such Option Shares (or after waiver by the Company of its option to purchase such Option Shares) to transfer to the Proposed Purchaser all, but not less than all, of such Option Shares in the manner and on the terms and conditions specified in the Purchase Offer; provided, however, the Proposed Purchaser shall agree in writing to be bound by this Plan.

  6.3. Lapse of Stock Restrictions and Rights. The provisions set forth in Sections 6.1 and 6.2 shall terminate and cease to be of any further force or effect upon the completion of a Public Offering, or a series of Public Offerings, which result in public ownership of Common Stock of the Company possessing at least twenty percent (20%) of the voting power of such Common Stock.

  6.4. Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose additional restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

  6.5. Legend. Each certificate representing Option Shares shall be endorsed with the following legend, which legend shall be removed upon termination of the stock restrictions set forth in this Article 6:

    THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN 1999 EQUITY INCENTIVE PLAN OF FIRSTWORLD COMMUNICATIONS, INC. COPIES OF SUCH 1999 EQUITY INCENTIVE PLAN MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

  6.6. Disposition of Shares. Notwithstanding and in addition to the foregoing, each Optionee shall be required to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting such Option to such Optionee or (ii) one (1) year after the transfer of such shares to such Optionee. Certificates evidencing shares acquired by exercise of an Incentive Stock Option shall refer to such requirement to give prompt notice of disposition.

                                 ARTICLE VII.

                           Stock Appreciation Rights

  7.1. Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any key Employee or consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by a Stock Appreciation Right Award Agreement.

  7.2. Coupled Stock Appreciation Rights.

  (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

  (b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

  (c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

  7.3. Independent Stock Appreciation Rights.

  (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the ISAR was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Holder is an Employee or consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a Change in Control of the Company or because of the Holder's retirement, death or disability, or otherwise.

  (b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the initial price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

  7.4. Right of the Board to Convert Stock Appreciation Rights to
Options. Notwithstanding the provisions of this Plan, the Board shall have the right, but not the obligation, to convert the Stock Appreciation Rights granted to any or all Holders pursuant to this Plan from Stock Appreciation Rights to Options to purchase Common Stock of the Company. Any conversion effected pursuant to this Section 7.4 shall adopt (i) an exercise price of the Options equal to the initial price as stated in the Holder's Stock Appreciation Right Award Agreement, (ii) an option period equal to the period of exercisability as provided in the Holder's Stock Appreciation Right Award Agreement and (iii) such other terms as determined by the Committee. Upon the Board's determination to effect a conversion pursuant to this Section 7.4, the Board shall provide prompt notice to the Holder of such determination (the "Conversion Notice"). The Holder must surrender his Stock Appreciation Right Award Agreement within fifteen (15) business days of the delivery of the Conversion Notice. Within fifteen (15) business days of the receipt of the Holder's Stock Appreciation Right Award Agreement, the Board shall issue an Option Agreement to the Holder consistent with this Section 7.4 and such other terms as determined by the Board.

  7.5. Payment and Limitations on Exercise.

  (a) Payment of the amounts determined under Section 7.2(c) and 7.3(b) above shall be in cash.

  (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

                                 ARTICLE VIII.

                                Administration

  8.1. Compensation Committee. The Compensation Committee (or another committee of the Board assuming the functions of the Committee under this
Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16(b)-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

  8.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

  8.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

  8.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE IX.

                           Miscellaneous Provisions

  9.1. Not Transferable. Options under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

  During the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to such Optionee under the Plan. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

  9.2. Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 9.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

  (a) The expiration of five (5) years from the date the Plan is adopted by the Board; or

  (b) The expiration of five (5) years from the date the Plan is approved by the Company's stockholders under Section 9.4.

  9.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

  (a) Subject to Section 9.3(d), (A) in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Change of Control), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option or (B) in the event of any stock split or reverse stock split, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

    (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted under the Plan, (including, but not limited to, adjustments of the limitations in Section
  2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

    (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

    (iii) the grant or exercise price with respect to any Award.

  (b) Subject to Section 9.3(d), in the event of a Change of Control, the Board in its sole and absolute discretion shall provide either

    (i) that all Awards granted hereunder shall become fully exercisable notwithstanding anything to the contrary in Section 4.4 or the provisions of the Awards, or

    (ii) that the resulting or surviving corporation in any merger or consolidation associated with such Change of Control will assume the Awards granted hereunder or substitute for each Award granted hereunder an option to purchase its shares on terms and conditions both as to the number and kind of shares, prices and otherwise, which shall substantially preserve to each Holder the rights and benefits of the applicable Award outstanding hereunder granted by the Company.

  (c) Subject to Section 9.3(d) and 9.7, the Committee may, in its discretion, include such further provisions and limitations in any Award as it may deem equitable and in the best interests of the Company.

  (d) With respect to Awards intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this
Section 9.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Award to fail to so qualify under
Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under
Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

  9.4. Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be canceled and become null and void.

  9.5. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

  9.6. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3 and to the extent permitted under applicable state law) to provide, in the terms of Options made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of an Option, or upon the receipt or resale of any Common Stock underlying such Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (a) a Termination of Employment or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

  9.7. Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance- based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

  9.8. Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

  9.9. Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

  9.10. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

  9.11. Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

  I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of FirstWorld Communications, Inc. on March 8, 1999.

  Executed on this 8th day of March, 1999.

                                          /s/ Jeffrey L Dykes
                                          Secretary

                                   EXHIBIT B

                           1998 STOCK PURCHASE PLAN

                                      OF

                        FIRSTWORLD COMMUNICATIONS, INC.

  I. Purposes of the Plan. The purposes of the 1998 Stock Purchase Plan of FirstWorld Communications, Inc. are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and to promote the success of the Company's business.

  II. Definitions.

  (a) "Applicable Laws" means the requirements relating to the administration of the Plan under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Stock Purchase Rights may also be granted under the Plan.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Code" means the Internal Revenue Code of 1986, as amended.

  (d) "Committee" means the Compensation Committee or any other committee appointed by the Board to administer the Plan as described in Section IV below.

  (e) "Common Stock" means the Series B Common Stock, $.0001 par value per share, of the Company.

  (f) "Company" means FirstWorld Communications, Inc., a Delaware corporation.

  (g) "Director" means a member of the Board of Directors of the Company.

  (h) "Employee" means any person (including individuals who also serve as Officers or Directors) employed by the Company or any Subsidiary of the Company. A Service Provider shall not cease to be an employee in the case of
(i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or any successor corporation.

  (i) "Offeree" means a person who is awarded a Stock Purchase Right under the Plan.

  (j) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  (k) "Plan" means this 1998 Stock Purchase Plan of FirstWorld Communications, Inc.

  (l) "Service Provider" means an Employee or Director.

  (m) "Share" means a share of Common Stock.

  (n) "Stock Purchase Agreement" means an agreement between the Company and an Offeree authorizing the grant of a Stock Purchase Right to such Offeree and setting forth the terms and conditions of such Stock Purchase Right.

  (o) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section VII below.

  (p) "Subject Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section VII below.

  (q) "Subsidiary" means a "subsidiary corporation" whether now or hereafter existing, as defined in Section 424(f) of the Code.

  III. Stock Subject to the Plan.

  The maximum aggregate number of Shares which may be subject to Stock Purchase Rights is 500,000 shares of Common Stock, subject to proportionate adjustment for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The Shares may be authorized but unissued or reacquired Common Stock.

  If a Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of a Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

  IV. Administration of the Plan.

  (a) Administrator. The Plan shall be administered by the Compensation Committee or by another committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

  (b) Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, the Committee shall have the authority in its discretion:

    (i) to select the Offerees to whom Stock Purchase Rights may from time to time be granted hereunder;

    (ii) to determine the number of Shares to be covered by each such award granted hereunder;

    (iii) to approve the form of agreement for use under the Plan;

    (iv) to determine the terms and conditions of any Stock Purchase Right granted hereunder. Such terms and conditions shall include, but are not limited to, (A) the purchase price, which in any event must be no less than the par value of the Common Stock to be purchased unless otherwise permitted by Applicable Laws, (B) the form of payment for Stock Purchase Rights, which may be in the form of cash, check, promissory note (for up to 50% of the aggregate purchase price) or any combination of the foregoing,
  (C) the time or times when Stock Purchase Rights may be exercised (which may be based on performance criteria), (D) any vesting, acceleration, waiver or forfeiture restrictions and (E) any restriction or limitation regarding any Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

    (v) to prescribe, amend and rescind rules and regulations relating to the Plan; and

    (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Offerees.

  V. Eligibility.

  (a) Eligible Offerees. Stock Purchase Rights may be granted to Service Providers.

  (b) No Continued Employment Right. Neither the Plan nor any Stock Purchase Right shall confer upon any Offeree any right with respect to continuing the Offeree's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

  VI. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section IX below.

  VII. Stock Purchase Rights.

  (a) Rights to Purchase. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid and the period during which such offer must be accepted. The offer shall be accepted by execution of a Stock Purchase Agreement in the form attached hereto or as otherwise determined by the Committee.

  (b) Partial Payment by Promissory Note. Up to fifty percent (50%) of the purchase price for the Shares subject to the Stock Purchase Right may be paid in the form of a promissory note (the form of which is attached to the Stock Purchase Agreement as Exhibit A). If the Offeree elects to pay a portion of the purchase price with a promissory note, such Offeree shall also execute and deliver a Pledge Agreement (the form of which is attached to the Stock Purchase Agreement as Exhibit B).

  (c) Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

  (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised.

  (e) Legends. The stock certificate evidencing the Subject Stock shall be endorsed with the legends required under applicable state and federal securities laws.

  VIII. Time of Granting Stock Purchase Rights. The date of grant of a Stock Purchase Right shall, for all purposes, be the date on which the Committee makes the determination granting such Stock Purchase Right or such other date as is determined by the Committee. Notice of the determination shall be given to the Offeree to whom a Stock Purchase Right is so granted within a reasonable time after the date of such grant.

  IX. Amendment and Termination of Plan.

  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

  (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

  (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Offeree, unless mutually agreed to by the Offeree and the Committee, which agreement must be in writing and signed by the Offeree and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Stock Purchase Rights granted under the Plan prior to the date of such termination.

  X. Miscellaneous.

  (a) Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of a Stock Purchase Right unless the exercise of such Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  (b) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  (c) Reservation of Shares. The Company during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  (d) Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

                                   EXHIBIT C

                        FIRSTWORLD COMMUNICATIONS, INC.

                            QUARTERLY BONUS PROGRAM

                               PLAN DESCRIPTION

  This document describes the terms and conditions which govern the FirstWorld Communications, Inc. ("FirstWorld") Quarterly Bonus Program (the "Program" or the "Plan"). The terms and conditions set forth herein shall control the payment of bonuses to those employees covered by the Program. The Program does not alter, vary or amend the provisions contained in FirstWorld's employee handbook; provided, however, to the extent the employee handbook includes provisions regarding bonuses which contradict the terms and conditions of the Program, the terms and conditions of the Program shall control.

  Neither the existence of the Program, nor the terms and conditions set forth herein, create nor should they be construed to create an express or implied contract of employment. All employment with FirstWorld is "at will," and may be terminated at any time, with or without notice and with or without cause, by FirstWorld or the employee. FirstWorld managers do not have the authority to modify or alter an employee's "at will" status. An employee's "at will" status may be modified or altered only by written agreement signed by the employee and FirstWorld's President.

  This Program has been adopted and exists at the sole discretion of FirstWorld. FirstWorld (acting through its Compensation Committee) may cancel, modify or alter the Program, in whole or in part, at any time, for any reason, with or without prior notice. FirstWorld (acting through its Compensation Committee) shall have the exclusive authority to interpret and apply the terms and conditions of the Program. Interpretations and applications made by the Compensation Committee shall be binding on participants in the Program.

I. COVERED EMPLOYEES

    Except as otherwise described herein, the Program applies to non-commissioned employees of FirstWorld, including employees of controlled subsidiaries of FirstWorld, who are scheduled to work 40 hours or more per week ("Plan Participants").

    Temporary contract employees are not eligible to participate in the Program.

II. TERM

    The Program shall become effective on the date on which the Program is approved by FirstWorld's Board of Directors. The Program covers the period of January 1, 1999 through December 31, 1999 and each year thereafter so long as the Program remains in effect (each, a "Plan Year"). FirstWorld (acting through its Compensation Committee) reserves the right to cancel, modify or alter the Program, in whole or in part, at any time, for any reason, with or without prior notice.

III. ADMINISTRATION OF THE PROGRAM

    The Program shall be administered by the Compensation Committee of FirstWorld (the "Compensation Committee"). Subject to the provisions of the Program, the Compensation Committee shall have the plenary authority to:
  (i) interpret the Program; (ii) make such rules as it deems necessary for the proper administration of the Program; (iii) make all other determinations necessary or advisable for the administration of the Program; and (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Compensation Committee deems advisable. All determinations and decisions made by the Compensation Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including FirstWorld and Plan Participants.

IV. MAXIMUM BONUS

    The following are the maximum bonuses ("Maximum Bonuses") available quarterly to Plan Participants under the Program:

     Senior Vice Presidents--
       Executive Vice Presidents  30%-35% of total quarterly compensation, unless a different target percentage bonus is
                                  set forth in the applicable employment
                                  agreement
     Vice Presidents              25% of total quarterly compensation
     Directors                    20% of total quarterly compensation
     Managers                     15% of total quarterly compensation
     Positions Subordinate to
      Manager                     10% of total quarterly compensation

    This Program is implemented, in part, to encourage retention, as such, the Fourth Quarter Bonus (as defined in Section VI) includes an amount equal to the First, Second and Third Quarter Bonuses (as defined in Section
  VI) and is earned and payable if the Plan Participant is employed on the date the Fourth Quarter Bonus is paid.

    For the purposes of the Program, "total compensation" includes base pay, overtime, shift differential and any paid time off (holidays, vacation, etc.) used by the Plan Participant during the quarter for which the bonus is calculated.

V. BONUS CRITERIA

    Bonuses will be calculated based upon the following weighted criteria:

    (i)FirstWorld Revenues--weighted 75%

    (ii)Individual Employee Performance--weighted 25%

    1. The Revenue Criteria.

    Seventy-five percent (75%) of a Plan Participant's bonus will be based upon the revenues of the FirstWorld profit and loss center (each a "Profit and Loss Center") in which the Plan Participant works. At the beginning of the Plan Year, FirstWorld will establish quarterly revenue goals for each of its Profit and Loss Centers. FirstWorld shall have complete discretion over the setting of the quarterly revenue goals. Quarterly revenue goals will be made available to Plan Participants on an annual basis for each Plan Year that the Program remains in effect. Quarterly revenue goals are subject to adjustment by FirstWorld.

    If the Plan Participant's Profit and Loss Center achieves its quarterly revenue goal, then the Plan Participant will qualify for the full 75% revenue bonus. If the Plan Participant's Profit and Loss Center fails to meet its quarterly revenue goal, then the revenue bonus will be reduced based upon the amount of quarterly revenue actually achieved. For example, if a Profit and Loss Center achieves 90% of its quarterly revenue goal, then Plan Participants will qualify for a revenue bonus of 67.5% (90% of the full 75% revenue based portion of the bonus).

    If a Profit and Loss Center fails to achieve 75% of its quarterly revenue goal, then Plan Participants in the Profit and Loss Center will not receive a quarterly bonus, regardless of their individual performance.

    2. Individual Employee Performance Criteria.

    The remaining twenty-five percent (25%) of the total quarterly bonus will be based upon the Plan Participant's individual performance during the quarter. At the end of each quarter, the Plan Participant's direct supervisor will conduct a performance review. A copy of the performance appraisal form which supervisors will utilize during the review process is attached as Appendix A.

    As part of the review, the Plan Participant will receive a rating, based upon his or her overall performance. The following ratings will be utilized:

     Rating Levels:  (5) Outstanding
                     (4) Very Good
                     (3) Competent
                     (2) Needs Improvement
                     (1) Unsatisfactory

    Only those Plan Participants who receive an overall rating of 3.0 or higher will qualify for a quarterly bonus. Plan Participants scoring below
  3.0 will not qualify for a quarterly bonus, regardless of whether their Profit and Loss Center achieves its revenue goals. Additionally, any Plan Participant scoring below 3.0 should expect to have a performance counseling session with their supervisor to discuss individual performance expectations and strategies for improvement.

    Outstanding Performance: Plan Participants who receive performance ratings of 4.5 to 5.0 will receive an additional 5% towards their individual performance criteria. This will allow such employees to receive a 30% individual performance bonus, versus the standard 25%.

    Based upon their performance ratings, Plan Participants will receive the following individual performance bonuses:

     Rating        Bonus
     ------        -----
     4.5 to 5.0    30% out of a possible 25%
     3.75 to 4.49  25% out of a possible 25%
     3.0 to 3.74   20% out of a possible 25%

    3. Employee Retention Criteria.

    As stated earlier, this Program is structured, in part, to encourage retention, as such, the Fourth Quarter Bonus (as defined in Section VI) includes an amount equal to the First, Second and Third Quarter Bonuses (as defined in Section VI) and is earned and payable if the Plan Participant is employed on the date the Fourth Quarter Bonus is paid.

VI. BONUS CALCULATIONS

    Once the quarterly revenue for each Profit and Loss Center is calculated (approximately four to six weeks after the end of the quarter), and the individual performance reviews are complete, FirstWorld will determine each Plan Participant's eligibility for a quarterly bonus. If Plan Participants meet the minimum revenue and individual performance requirements discussed above, and are still employed by FirstWorld, their bonuses for each quarter will be calculated as follows:

  First Quarter

    ((revenue bonus + individual performance bonus) x maximum bonus) x .5 = First Quarter Bonus

  Second Quarter

    ((revenue bonus + individual performance bonus) x maximum bonus) x .5 = Second Quarter Bonus

  Third Quarter

    ((revenue bonus + individual performance bonus) x maximum bonus) x .5 = Third Quarter Bonus

  Fourth Quarter

    ((revenue bonus + individual performance bonus) x maximum bonus) + First Quarter Bonus + Second Quarter Bonus + Third Quarter Bonus = Fourth Quarter Bonus

    If a Plan Participant qualifies for a bonus, bonus checks will be issued according to FirstWorld's regular payroll practices. Plan Participants have no vested interest in any bonus under the Program until a bonus check is issued. Plan Participants must be employed with FirstWorld on the date the bonus check is issued in order to earn the bonus.

VII. EXAMPLE OF BONUS CALCULATION

    The following example is presented as an illustration of the bonus formulas, criteria, and rules utilized in the Program.

    Example: Employee is a non-commissioned Manager. Employee's total compensation is $40,000 per year, or $10,000 per quarter.

    During the first quarter of the Plan Year, employee's Profit and Loss Center achieves 80% of its quarterly goal, and employee receives an individual performance rating of 4.1.

    During the second quarter of the Plan Year, Employee's Profit and Loss Center achieves 90% of its quarterly goal, and employee receives an individual performance rating of 3.7.

    During the third quarter of the Plan Year, Employee's Profit and Loss Center achieves 70% of its quarterly goal, and employee receives an individual performance rating of 4.5.

    During the fourth quarter of the Plan year, Employee's Profit and Loss Center achieves 100% of its quarterly goal, and employee receives an individual performance rating of 4.7.

    First Quarter Bonus Calculations: Based upon his revenue bonus and individual performance bonus scored, employee qualifies for a bonus for the first quarter. As noted above, the first quarter bonus formula is:

    ((revenue bonus + individual performance bonus) x maximum bonus) x .5 = First Quarter Bonus

    Employee's revenue bonus is 60% (80% of 75%). His individual performance bonus is 25% (3.75-4.49 = 25% out of a possible 25%). His maximum bonus is $1,500 (15% of quarterly total compensation). Thus, Employee's first quarter bonus calculates as follows:

    ((60% + 25%) x $1,500) x .5 = $637.50 First Quarter Bonus

    Second Quarter Bonus Calculations: Based upon his revenue bonus and individual performance bonus scored, employee qualifies for a bonus for the second quarter. As noted above, the second quarter bonus formula is:

    ((revenue bonus + individual performance bonus) x maximum bonus) x .5 = Second Quarter Bonus

    Employee's revenue bonus is 67.5% (90% of 75%). His individual performance bonus is 20% (3.0-3.74 = 20% out of a possible 25%). His maximum bonus is $1,500 (15% of quarterly total compensation). Thus, Employee's second quarter bonus calculates as follows:

    ((67.5% + 20%) x $1,500) x .5 = $656.25 Second Quarter Bonus

    Third Quarter Bonus: Even though employee's individual performance bonus score placed him in the exceptional range, employee's Profit and Loss Center did not achieve 75% of its quarter goal for the third quarter. Therefore, employee's third quarter bonus is $0.

    Fourth Quarter Bonus Calculations: Based upon his revenue bonus and individual performance bonus scored, employee qualifies for a bonus for the fourth quarter. As noted above, the fourth quarter bonus formula is:

    ((revenue bonus + individual performance bonus) x maximum bonus) + First Quarter Bonus + Second Quarter Bonus + Third Quarter Bonus = Fourth Quarter Bonus

    Employee's revenue bonus is 75% (100% of 75%). His individual performance bonus is 30% (4.5-5.0 = 30% out of a possible 25%). His maximum bonus is $1,500 (15% of quarterly total compensation). Thus, employee's fourth quarter bonus calculates as follows:

    ((75% + 30%) x $1,500) + $637.50 + $656.25 + $0 = $2,868.75 Fourth
    Quarter Bonus

VIII. OPTION TO ACQUIRE BONUS IN STOCK

    1. Eligibility. Certain Plan Participants may elect to receive the bonus they earned during a particular period in shares of Series B Common Stock, $0.0001 par value per share of FirstWorld ("Shares") in lieu of a cash payment. Subject in all cases to compliance with applicable state and federal securities laws, Plan Participants who report directly to FirstWorld's President and Chief Executive Officer ("Eligible Plan Participants") are eligible to make an election to receive their bonus in Shares.

    2. Shares Subject to the Program.

      a. Number of Shares. Subject to adjustment as provided in subsection
    (c) below, the aggregate number of Shares that may be awarded under the Program shall be Two Hundred Thousand (200,000).

      b. Shares to be Delivered. Shares delivered under the Program shall be authorized but unissued Shares or, if the Compensation Committee so decides in its sole discretion, previously issued Shares acquired by FirstWorld and held in its treasury.

      c. Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in FirstWorld's capital stock, the maximum number of shares or securities that may be delivered under the Program and other relevant provisions shall be appropriately adjusted by the Compensation Committee, whose determination shall be binding on all persons.

    3. Issuance of Shares. An Eligible Plan Participant must notify FirstWorld of his/her election to receive his/her bonus in Shares before the date bonuses would be paid out. An Eligible Plan Participant may elect to receive all or a certain portion of his/her bonus in Shares; provided, however, that an election to receive Shares must be for a minimum of 50% of such Eligible Plan Participant's bonus. The number of Shares to which the Eligible Plan Participant would be entitled will equal the cash bonus that the Eligible Plan Participant would have received but for his/her election to receive Shares, divided by the Fair Market Value of a Share (as defined below) on the date the bonus payment is made. The Eligible Plan Participant would be required to pay taxes and other applicable withholdings on the dollar value of the quarterly bonus received before FirstWorld is required to issue the Shares. The number of Shares to be issued will be rounded down to the next full Share. Certificates representing such Shares will be issued in the name of the Eligible Plan Participant as soon as reasonably practical.

    As used herein, "Fair Market Value of a Share" as of a given date shall be: (i) the closing price of a Share on the principal exchange on which Shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if Shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Shares on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a Share shall be established by the Board of Directors acting in good faith, giving predominate weight to the earnings history, book value and prospects of FirstWorld in light of market and industry conditions generally.

    4. Legal and Regulatory Matters. The delivery of Shares pursuant to the Program shall be subject to compliance with: (i) any actions required by governmental authorities in connection with the authorization, issuance, sale or delivery of such Shares, as well as applicable federal, state and foreign securities laws; (ii) if the outstanding Shares are listed at the time on any securities exchange or automated quotation system, the listing requirements of such exchange or system; and (iii) FirstWorld's counsel's approval of all other legal matters in connection with the issuance and delivery of the Shares.

    5. No Rights as a Stockholder Until Certificate Issued. An Eligible Plan Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder until a stock certificate has been issued in the name of such Eligible Plan Participant in accordance with the terms and conditions of the Program.

IX. TRANSFER TO POSITION NOT COVERED BY PROGRAM

    FirstWorld may, in its sole discretion, transfer a Plan Participant to a new or different job position at any time. If a Plan Participant is transferred to a position not covered by the Program, the Plan Participant will cease participation under the Program as of the effective date of the transfer. However, for the quarter when the transfer occurs, the Plan Participant will receive a pro rata share of any bonus for which he or she would otherwise qualify under the Program.

X. HIRE OR TRANSFER TO COVERED POSITION OR CHANGE IN PROFIT AND LOSS CENTER

    If a non-Plan Participant is hired or transferred to a position covered by the Program, he or she will become a Plan Participant effective the first day of the quarter beginning after the effective date of the hire or transfer. If a Plan Participant is transferred from one Profit and Loss Center to another, the Plan Participant's bonus calculation will be based on the Profit and Loss Center in which that Plan Participant is located at the end of the quarter for which the bonus is calculated.

XI. TERMINATION OF EMPLOYMENT

    As stated above, all FirstWorld personnel are employed on an "at will" basis. The employment relationship may be terminated by FirstWorld or the employee at any time, for any reason, with or without cause or notice. As a condition of their participation in the Program, Plan Participants understand and agree that the bonuses under the Program are provided to encourage employee retention. Plan Participants further understand and agree that, unless the terms and conditions of the Program specifically provide otherwise, they must be employed on the date a bonus check is issued in order to receive a bonus.

  A. Reduction in Force

      If a Plan Participant's employment is terminated due to a "reduction in force," the Plan Participant will cease participation under the Program as of the effective date of the termination. However, if the Plan Participant is so terminated in the first, second, or third quarter, the Plan Participant will receive a pro rata share of any bonus for which he or she would otherwise qualify under the Program. If the Plan Participant is so terminated in the fourth quarter, the Plan Participant will receive a pro rata share of a bonus for the fourth quarter, such proration will be calculated against the following formula: Fourth Quarter ((revenue bonus + individual performance bonus) x maximum bonus) x .5.

      As used herein, "reduction in force" means a workforce reduction resulting in the termination of multiple personnel motivated by economic or business considerations, including without limitation, an internal reorganization, overstaffing or declining demand for FirstWorld services in the marketplace, as opposed to individual terminations, whether or not motivated by poor performance.

  B. Termination by the Plan Participant

      If a Plan Participant voluntarily terminates his or her employment with FirstWorld, the Plan Participant will have no right to any bonus under the Program after the date of the termination.

  C. Termination by FirstWorld

      Unless the terms and conditions of the Program specifically provide otherwise, if FirstWorld terminates a Plan Participant from his or her employment, the Plan Participant will have no right to any bonus under the Program after the date of the termination.

XII. WITHHOLDING REQUIREMENTS AND ARRANGEMENTS

    Each recipient of a bonus under the Program shall pay to FirstWorld or make provision satisfactory to the Compensation Committee for payment of any taxes required by law to be withheld in respect of bonuses under the Program no later than the date of the event creating the tax liability. In the Compensation Committee's discretion, such tax obligations may be paid in whole or in part in Shares, including Shares obtained in connection with the bonus, valued at their Fair Market Value on the date of delivery. FirstWorld may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the recipient.

XIII. AMENDMENTS OR MODIFICATIONS

    The Compensation Committee may at any time discontinue granting bonuses under the Program. The Compensation Committee also may modify, amend, suspend or terminate the Program in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Program shall be made without stockholder approval if such approval is necessary to comply with any applicable tax, regulatory or securities requirements or the requirements of any exchange or automated quotation system which Shares are then trading; and provided, further, that such modification, amendment, suspension or termination shall not affect adversely the rights of any previous recipient of a bonus under the Program regardless of whether such bonus was paid in cash or Shares.

XIV. GOVERNING LAW

    This Plan shall be governed and construed in accordance with the laws of the State of Delaware to the extent not preempted by federal law.

XV. NO GUARANTEE OF TAX CONSEQUENCES

    FirstWorld does not make any commitment or guarantee that any tax treatment will apply or be available to any person participating or eligible to participate in the Program, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax or any tax imposed by a foreign government.

XVI. ADOPTION BY FIRSTWORLD

    The above description of the FirstWorld Communications Quarterly Bonus Program is duly approved and adopted as of this 3rd day of May, 1999.

  /s/ Sheldon S. Ohringer
  Sheldon S. Ohringer
  President
  FirstWorld Communications, Inc.

--------------------------------------------------------------------------------

                        FIRSTWORLD COMMUNICATIONS, INC.

                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 3, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Sheldon S. Ohringer and Jeffrey L. Dykes each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of common stock, both Series A and Series B, of FirstWorld Communications, Inc. which the undersigned is entitled to vote, as specified below, at the Annual Meeting of Stockholders of FirstWorld Communications, Inc. to be held at 10:00 a.m. (MDT) on Thursday, June 3, 1999 at the Hyatt Regency Tech Center, 7800 Tufts Avenue, Denver CO 80237 and at any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

  This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the approval of the adoption of The 1999 Equity Incentive Plan of FirstWorld Communications, Inc., FOR the approval of the adoption of the 1998 Stock Purchase Plan of FirstWorld Communications, Inc. and FOR the approval of the adoption of the FirstWorld Communications, Inc. Quarterly Bonus Program.

                 (Continued and to be signed on the other side)

--------------------------------------------------------------------------------

                    [X] Please mark vote as in this example.

1.Election of directors:

Directors to be elected by the holders of Series A common stock and Series B common stock, voting together as a class:

      [_] FOR all nominees listed to the right    Nominees: Donald L. Sturm
          (except as indicated)                             Sheldon S. Ohringer
                                                            C. Kevin Garland
      [_] WITHHOLD AUTHORITY to vote for all                James O. Spitzenber
          nominees listed to the right                      Melanie Sturm
                                                            Stephen R. Horn


Directors to be elected by the holders of Series B common stock:

      [_] FOR the nominee listed to the right     Nominee: John C. Stiska
          (except as indicated)

      [_] WITHHOLD AUTHORITY to vote for the
          nominee listed to the right


Instruction: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

   -------------------------------------------------------------------------

2. Approval of the adoption of the 1999 [_] For [_] Against [_] Abstain Equity Incentive Plan of FirstWorld
   Communications, Inc.

3. Approval of the adoption of the 1998 [_] For [_] Against [_] Abstain Stock Purchase Plan of FirstWorld
   Communications, Inc.

4. Approval of the adoption of the       [_] For  [_] Against  [_] Abstain
   FirstWorld Communications, Inc.
   Quarterly Bonus Program

NOTE: The proxies of the undersigned may vote according to their discretion on any other matter that may properly be brought before the Annual Meeting or any adjournment thereof.

                                   Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the president or vice president and the sec-retary or assistant secretary of the corpo-ration. Executors, administrators or other fiduciaries who execute this Proxy for a de-ceased stockholder should state their full title. Please mark, sign, date and return this Proxy promptly using the enclosed enve-lope.

                                   Signature(s)_________________________________

                                   Date_________________________________________